                                                                 EXHIBIT 2.1


================================================================================


                               PURCHASE AGREEMENT

                                  BY AND AMONG

                                 OILWELL, INC.

                 (a wholly owned subsidiary of USX Corporation)

                         NATIONAL SUPPLY COMPANY, INC.
                   (a wholly owned subsidiary of Armco Inc.)

                                USX CORPORATION

                                   ARMCO INC.

                                      AND

                               NOW HOLDINGS, INC.



                  --------------------------------------------

                         Dated as of September 22, 1995

                  --------------------------------------------



================================================================================

                               TABLE OF CONTENTS

                                                        ARTICLE I
                                    PURCHASE AND SALE OF THE INTERESTS AND THE SHARES

         1.1     PURCHASE AND SALE OF THE INTERESTS AND THE SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     CONSIDERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.3     CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.4     DELIVERIES BY SELLER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.5     DELIVERIES BY BUYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                                                        ARTICLE II
                                                     RELATED MATTERS

         2.1     ANCILLARY AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

                                                       ARTICLE III
                                   REPRESENTATIONS AND WARRANTIESOF PARENTS AND SELLERS

         3.1     ORGANIZATION OF SELLERS; AUTHORITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         3.2     TITLE TO THE INTERESTS AND THE SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         3.3     ORGANIZATION AND QUALIFICATION OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.4     PARTNERSHIP INTERESTS AND SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.5     EQUITY INTERESTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.6     NO VIOLATION; CONSENTS AND APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.7     FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.8     ABSENCE OF CERTAIN CHANGES OR EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.9     TITLE TO ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.10    PATENTS, TRADEMARKS, TRADE NAMES, ETC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         3.11    LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.12    EMPLOYEE BENEFIT MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.13    TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.14    CERTAIN CONTRACTS AND ARRANGEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.15    COMPLIANCE WITH LAWS, LICENSES ETC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.16    INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.17    BROKERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.18    CUSTOMER ACCOUNTS RECEIVABLE; INVENTORIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.19    LABOR MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.20    ENVIRONMENTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.21    NO ILLEGAL OR IMPROPER TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.22    PRODUCT LIABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.23    MISCELLANEOUS OTHER INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18


                                                        ARTICLE IV
                                         REPRESENTATIONS AND WARRANTIES OF BUYER

         4.1     ORGANIZATION; AUTHORITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.2     NO VIOLATION: CONSENTS AND APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.3     LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.4     ACQUISITION OF THE INTERESTS AND SHARES FOR INVESTMENT; SECURITIES ACT . . . . . . . . . . . . . . .  19
         4.5     FINANCING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.6     BROKERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                        ARTICLE V
                                                 COVENANTS OF THE PARTIES

         5.1     CONDUCT OF THE COMPANY'S BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.2     ACCESS TO INFORMATION; CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.3     EFFORTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.4     CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.5     GOVERNMENT NOTIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.6     PUBLIC ANNOUNCEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.7     SUPPLEMENTAL DISCLOSURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.8     ACCESS TO BOOKS AND RECORDS FOLLOWING THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.9     NO OTHER BIDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.10    NO COMPETITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.11    AGREEMENT CONCERNING EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.12    POTENTIAL ACQUISITION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.13    NO RECORDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.14    FINANCING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.15    ENVIRONMENTAL STUDY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.16    FACILITY QUESTIONNAIRE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                        ARTICLE VI
                                                  ADDITIONAL AGREEMENTS

         6.1     TAX MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                       ARTICLE VII
                                     CONDITIONS TO OBLIGATIONSOF SELLERS AND PARENTS

         7.1     CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                                       ARTICLE VIII
                                            CONDITIONS TO OBLIGATIONS OF BUYER

         8.1     CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                                        ARTICLE IX
                                            TERMINATION, AMENDMENT AND WAIVER

         9.1     TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.2     PROCEDURE AND EFFECT OF TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.3     AMENDMENT, MODIFICATION AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                                        ARTICLE X
                             FEES AND EXPENSES; SURVIVAL OFREPRESENTATIONS; INDEMNIFICATION

         10.1    FEES AND EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         10.2    SURVIVAL OF REPRESENTATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         10.3    NATIONAL SUPPLY AGREEMENT TO INDEMNIFY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         10.5    SELLERS' AND PARENTS' LIMITATION OF LIABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         10.6    BUYER'S AGREEMENT TO INDEMNIFY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         10.7    CONDITIONS OF INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         10.8    PARENT GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         10.9    MATTERS DISCLOSED IN DISCLOSURE SCHEDULE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                                        ARTICLE XI
                                                      MISCELLANEOUS

         11.1    FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.2    NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.3    ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.4    SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.5    BINDING EFFECT: ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         11.6    THIRD-PARTY BENEFICIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.7    COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.8    INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.9    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.10   CERTAIN WAIVERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

EXHIBITS:

A        Ancillary Agreement Matters
B        Form of Assignment of Interests
C        Allocation of Purchase Price
D        Form of Buyer's Officer's Certificate
E        Matters to be Covered by Opinion of Buyer's Legal Counsel
F        Form of Compliance Certificate of Sellers and Parents
G        Matters to be Covered by Opinions to be Furnished to Buyer
H Real Properties Owned or Leased Originally Contributed Upon Formation of National-Oilwell and Currently Held by the Partnership
I        Properties for which Title Representation Survives Closing
J        Names of Management Equity Investors
K        Form of Management Investor Certificate
L        Form of Subordinated Promissory Note

                              PURCHASE AGREEMENT

         This PURCHASE AGREEMENT (this "Agreement") is made and entered into as of September 22, 1995, by and among OILWELL, INC., a Delaware corporation ("Oilwell") and a wholly owned subsidiary of USX CORPORATION, a Delaware corporation ("USX"), USX, NATIONAL SUPPLY COMPANY, INC., a Delaware corporation ('National Supply") and a wholly owned subsidiary of ARMCO INC., a Ohio corporation ("Armco"), Armco (Oilwell and National Supply are individually and collectively referred to herein as "Seller" and "Sellers" and USX and Armco are individually and collectively referred to herein as "Parent" and "Parents"), and NOW HOLDINGS, INC., a Delaware corporation ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, Buyer desires to purchase from Sellers, and Parents and Sellers desire to sell to Buyer, all of the partnership interests (the "Interests"), in National-Oilwell, a Delaware general partnership (the "Company"), and all of the issued and outstanding capital stock (the "Shares") of National-Oilwell Pte. Ltd, a Singapore corporation ("NOW Singapore") and National-Oilwell Pty. Ltd., an Australia corporation ("NOW Australia"), which shares are beneficially owned by the Company but legally held by Seller, upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, agreements and conditions contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

               PURCHASE AND SALE OF THE INTERESTS AND THE SHARES

         1.1 PURCHASE AND SALE OF THE INTERESTS AND THE SHARES. Upon the terms and subject to the conditions of this Agreement, at the closing provided for in Section 1.3 hereof (the "Closing"), Sellers shall sell, assign, transfer and deliver to Buyer and Buyer shall purchase, acquire and accept from Seller all of the Interests and the Shares.

         1.2 CONSIDERATION. At the Closing, upon the terms and subject to the conditions of this Agreement, in consideration of the aforesaid sale, assignment, transfer and delivery of the Interests and the Shares, Buyer shall pay and/or deliver to Sellers aggregate consideration (the "Purchase Price") consisting of $160,000,000 in cash, $83,000,000 of which shall be paid to Oilwell and $77,000,000 of which shall be paid to National Supply, and $20,000,000 in aggregate original principal amount of subordinated notes issued by Buyer in the form attached hereto as Exhibit L, to be split equally into two separate notes in the original principal amount of $10,000,000 per note, one of which will be issued to each Seller (such notes being herein collectively referred to as the "Buyer Notes" and singularly as a "Buyer Note"). The Purchase Price shall be allocated in accordance with Section 6.1(i) and Exhibit C.

         1.3 CLOSING. Subject to the termination provision of Article IX, the Closing of the transactions contemplated by this Agreement shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas, or at such other location as Buyer shall determine and notify Sellers, at 10 a.m. local time on the date that is five business days after the date of the fulfillment of all of the conditions to Closing set forth in Article VII and
Article VIII hereof, or such other date and time as shall be agreed upon in writing by the parties hereto. The date on which the Closing actually occurs is referred to herein as the "Closing Date."

         1.4 DELIVERIES BY SELLER. At the Closing, Seller shall deliver or cause to be delivered to Buyer (unless delivered previously) the following:

                 (a) an assignment of the Interests, duly executed by each of the Sellers and in substantially the form of Exhibit B hereto, and any other documents that are necessary to transfer title to the Interests to Buyer;

                 (b) stock certificates representing the Shares, duly endorsed or accompanied by stock powers duly executed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer title to the Shares to Buyer;

                 (c) the compliance certificate referred to in Subsection 8.1(c) hereof;

                 (d) the opinions of counsel to Sellers referred to in Subsection 8.1(d) hereof; and

                 (e) all other documents, certificates, instruments or writings required to be delivered by Sellers at or prior to the Closing pursuant to this Agreement or otherwise reasonably requested by Buyer in connection herewith.

         1.5 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver or cause to be delivered to Sellers (unless delivered previously) the following:

                 (a) the cash portion of the Purchase Price payable to the Sellers as provided in Section 1.2, by wire transfer of immediately available funds in United States dollars, to respective bank accounts designated by each Seller not less than two days prior to the Closing;

                 (b)      the Buyer Notes;

                 (c) the officer's certificate referred to in Subsection 7.1(c) hereof;

                 (d) the opinion of counsel to Buyer referred to in Subsection 7.1(d) hereof;

                 (e) Releases of Sellers from any obligations under that certain Credit Agreement dated February 28, 1995, among the Company, Citibank USA, Inc. and BA Business Credit, Inc. (the "Existing Credit Agreement"); and

                 (f) all other documents, certificates, instruments or writings required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement or otherwise reasonably requested by Sellers in connection herewith.

                                   ARTICLE II

                                RELATED MATTERS

         2.1 ANCILLARY AGREEMENT. At the Closing, Sellers and Buyer shall enter into an agreement concerning the matters set forth in Exhibit A as the Sellers and Buyer shall mutually agree.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                             OF PARENTS AND SELLERS

         Parents and Sellers, jointly and severally, represent and warrant to Buyer as set forth in this Article III; provided, however, that with respect to any representations and warranties contained in this Article III that refer to matters relating to an individual Parent or Seller (i.e., by use of the singular term "Parent" or "Seller"), each individual Parent or Seller, as the case may be, shall be deemed to have made the portion of such representation and warranty that covers matters relating to it on a several (and not joint and several) basis and shall have no liability with respect to the portion of such representation and warranty that covers matters relating to any other Parent or Seller, as the case may be.

         3.1 ORGANIZATION OF SELLERS; AUTHORITY. USX and each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Armco is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Each Parent and Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each Parent and Seller. This Agreement has been duly executed and delivered by each Parent and Seller and constitutes a valid and binding obligation of each Parent and Seller, enforceable against each Parent and Seller in accordance with its terms.

         3.2     TITLE TO THE INTERESTS AND THE SHARES.  Except as set forth in
Section 3.2 of the disclosure schedule being delivered by Sellers to Buyer concurrently herewith (the "Disclosure Schedule"), each

Seller represents that (i) it has good and valid title to the portion of the Interests and the Shares reflected as being owned by such Seller in Section 3.2 of the Disclosure Schedule free and clear of all liens, encumbrances, options, claims, security interests, charges, voting trusts or partners' agreements, equities, conditional sale or title retention agreements, restrictions or other burdens and (ii) at Closing, valid title to such portion of the Interests and the Shares, free and clear of all such liens, encumbrances, options, claims, security interests, voting trusts or partners' agreements, equities, conditional sale or title retention agreements, restrictions or other burdens (including those set forth in Section 3.2 of the Disclosure Schedule), shall pass to Buyer.

         3.3 ORGANIZATION AND QUALIFICATION OF THE COMPANY. The Company is a general partnership duly formed and validly existing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

         The Company has heretofore delivered to Buyer complete and correct copies of the partnership agreement of the Company, as currently in effect.

         3.4 PARTNERSHIP INTERESTS AND SHARES. Sellers are the holders of all of the partnership interests in the Company and all of the issued and outstanding shares of capital stock or other equity interests of NOW Singapore and NOW Australia. Other than the partnership interests owned by the Sellers, there are no other interests in the Company granting the holder thereof the right to receive distributions of cash or property, or allocations of income, gain, loss or deduction. Such Interests and Shares have not been issued in violation of, and except for statutory preemption rights are not subject to, any preemptive or subscription rights. Except for the matters that are the subject of the waivers referenced in Section 11.10 hereof, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which the Company or a Parent or Seller is or may become obligated to issue, sell, purchase, return or redeem any partnership interests in the Company or any shares of capital stock of NOW Singapore or NOW Australia.

         3.5 EQUITY INTERESTS. (a) Except as set forth in Section 3.5 of the Disclosure Schedule and except for immaterial investments in less than five percent (5%) of the outstanding stock or other equity interests of other entities, the Company does not own, directly or indirectly, any capital stock or other equity interests of any corporation, partnership, joint venture or other entity. None of such capital stock and equity interests has been issued in violation of, and except for statutory preemption rights is not subject to, any preemptive or subscription rights. There are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments to which any of such entities is or may become obligated to issue, sell, purchase, return or redeem any of such capital stock or equity interests. Except as set forth in Section 3.5 of the Disclosure Schedule, the Company is the owner of all of the issued and outstanding capital stock or other equity interests of each of the Subsidiaries.

         (b) Each of the Subsidiaries (as such term is defined below) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, has all requisite power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. The Company has heretofore delivered to Buyer complete and correct copies of the constituent organizational documents, as currently in effect, for each of the entities described in Section 3.5 of the Disclosure Schedule (excluding those entities listed in Section 3.5 of the Disclosure Schedule that have an asterisk (*) adjacent to their names), and such entities, together with NOW Australia and NOW Singapore, but excluding such entities marked with an asterisk (*) in Section 3.5 of the Disclosure Schedule, are referred to herein individually and collectively as "Subsidiary" or "Subsidiaries."

         3.6     NO VIOLATION; CONSENTS AND APPROVALS.  Except as set forth in
Section 3.6 of the Disclosure Schedule, to the knowledge of the Sellers, the Parents, the Company or any Subsidiary, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of or default of, or require any consent or approval of, or notice to, any private nongovernmental party under, (a) any provision of the charter or bylaws, or other constituent organizational documents, of any Seller or the Company or any of the Subsidiaries, (b) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to any Parent, Seller, the Company, or any Subsidiary or the property or assets of any Parent, Seller, the Company, or any Subsidiary or (c) any Material Contracts (as such term is defined in Section 3.14). No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental entity, authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to any Parent, Seller, the Company, or any Subsidiary or their affiliates in connection with the execution and delivery of this Agreement or the consummation by either Seller of the transactions contemplated hereby, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable,
(ii) compliance with and filings under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) compliance with and filings under federal or state environmental, tax, employment or workers compensation statutes, if applicable, (iv) those which may be required solely by reason of the participation of Buyer or any party other than Parents, Sellers, the Company or the Subsidiaries in the transactions contemplated hereby, and (v) foreign ownership, competition or title registration statutes of Australia, Canada, Singapore, United Kingdom, Venezuela, Malaysia, Brazil and Thailand, if applicable.

         3.7 FINANCIAL STATEMENTS. Section 3.7 of the Disclosure Schedule sets forth the unaudited balance sheet of the Company as of June 30, 1995 (the "Balance Sheet"), and the unaudited consolidated operating statements of the Company and the Subsidiaries for the six-month period ended June 30, 1995, and the audited consolidated balance sheets and consolidated statements of operations of the Company and the Subsidiaries as of, and for the three fiscal years ended, December 31, 1994, December 31, 1993 and December 31, 1992 reported on by Ernst & Young LLP (together, the "Financial Statements"). The Financial Statements have been prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied and fairly present the financial condition and the results of operations of the Company and the Subsidiaries as at the dates and for the periods indicated. During the period covered by the Financial Statements, there have been no changes in the accounting methods, principles or practices followed by the Company or the Subsidiaries or the depreciation or amortization policies or rates of the Company or the Subsidiaries, except as disclosed in the notes to the Financial Statements.

         3.8     ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 3.8 of the Disclosure Schedule and as otherwise contemplated by this Agreement, during the period from July 1, 1995 to the date hereof, there has not been:

                 (a) to the knowledge of Sellers, Parents, the Company or any Subsidiary, any adverse changes or, any threatened adverse changes in the consolidated financial condition of the Company and the Subsidiaries, or in the properties, assets, liabilities, business or prospects of the Company and the Subsidiaries, which exceed, or which reasonably could be expected to exceed, in the aggregate $1,000,000, except normal and usual changes in the ordinary course of business of the Company and the Subsidiaries consistent with past practices;

                 (b) any amendment or waiver of the terms of the Partnership Agreement of the Company;

                 (c) any approval by the Management Committee of the Company of any of the actions specified by Section 4.4 of the Partnership Agreement of the Company;

                 (d) any action by either or both Partners-as opposed to actions by the Company through its officers, employees and agents-on behalf of the Company;

                 (e) any amendment of the constituent organizational documents of NOW Australia or NOW Singapore;

                 (f) any (i) incurrence or commitment to any capital expenditures, obligations or liabilities in connection therewith other than capital expenditures, obligations or liabilities that were included in the annual capital budget approved by the Management Committee of the Company or if not so included that do not exceed in the aggregate $200,000; or (ii) acquisitions by merger, consolidation or purchase of assets of any person;

                 (g) to the knowledge of Sellers, Parents, the Company or any Subsidiary, any physical damage as a result of fire, flood, explosion or other casualty, destruction or loss (whether or not covered by insurance) which adversely affects properties or assets of the Company and the Subsidiaries having an aggregate book value or market value in excess of $500,000; or

                 (h) any declaration or payment of any dividends or other distributions with respect to the partnership interests in the Company or the Shares.

         3.9 TITLE TO ASSETS. (a) Except with respect to the Real Property Interests (title to which is covered by subparagraph (b) immediately below), the Company and the Subsidiaries have good and valid title to all assets reflected on the Balance Sheet or thereafter acquired (except those since sold or otherwise disposed of in the ordinary course of business and accounts, bills and notes receivable subsequently collected), and all of their other assets, tangible and intangible, in each case free and clear of all mortgages, liens, security interests or encumbrances, other than (i) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, (ii) liens for taxes, assessments and other governmental charges which are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and (iii) other imperfections of title or encumbrances, if any, that do not materially impair the use of the assets to which they relate in the businesses of the Company and the Subsidiaries as presently conducted (the mortgages, liens, security interests and encumbrances described in clauses (i), (ii) and (iii) above are hereinafter referred to collectively as "Permitted Liens").

         (b) Section 3.9(b) of the Disclosure Schedule sets forth a complete list of all real property owned in fee by the Company or a Subsidiary and all real property leasehold interests owned by the Company or a Subsidiary (collectively, the "Real Property Interests"). Except as set forth in Section 3.9(b) of the Disclosure Schedule, the Company and the Subsidiaries have (i) good and indefeasible title to and the unrestricted right to sell, the Real Property Interests, in each case free and clear of all mortgages, liens, security interests, charges, easements, covenants, rights-of-way and other encumbrances or restrictions of any nature whatsoever ("Encumbrances"), except
(A) Permitted Liens, (B) all conditions that a physical inspection or survey would show, (C) all Encumbrances of record, (D) all Encumbrances for public utilities to provide service to facilities located on such property or to provide service to adjacent property, whether or not of record, (E) all farming or grazing agreements, whether or not of record, (F) all zoning or other governmentally-imposed Encumbrances and (G) unrecorded easements, covenants, rights of way or other restrictions, none of which unrecorded items materially impair the use of the property to which they relate in the businesses of the Company and the Subsidiaries as presently conducted.

         (c) Except as set forth in Section 3.9(c) of the Disclosure Schedule, to the knowledge of the Sellers, the Parents, the Company and the Subsidiaries, the material buildings, facilities, machinery, equipment and tools currently used in the ordinary course of business of the Company and the Subsidiaries have been maintained in accordance with the Company's and the Subsidiaries' customary maintenance practices and are in a state of repair (normal wear and tear excepted) which the Company believes to be adequate for the normal use of such facilities in the ordinary course of their businesses. The Company and the Subsidiaries have all of the machinery, equipment and tools which are necessary for the conduct of their businesses as they are now being conducted.

         (d) The property and assets owned and leased by the Company and the Subsidiaries constitute all of the tangible and intangible property and assets used in the business operations of the Company and the Subsidiaries as conducted as of the date of this Agreement. The Company and the Subsidiaries do not own or lease any property or asset (i) which is not used or held for use in their businesses and/or is used by any other person or (ii) which is used in their businesses but use of which is made available to other persons for matters unrelated to the businesses of the Company and the Subsidiaries.

         3.10 PATENTS, TRADEMARKS, TRADE NAMES, ETC. (a) Section 3.10(a) of the Disclosure Schedule sets forth a complete list of all patents, registered trademarks, trade names, service marks, assumed names, copyrights and all applications therefor and all invention disclosures, title and goodwill of "National-Oilwell" (collectively, the "Intellectual Property") owned, filed or licensed by the Company and the Subsidiaries and used in or held for use in the conduct of the businesses of the Company and the Subsidiaries and, with respect to patents and registered trademarks, all jurisdictions in which such trademarks are registered. To the knowledge of the Sellers, the Parents, the Company or any Subsidiary, the Company and the Subsidiaries are not infringing and have not infringed on any patent, trademark, service mark, trade name or copyright and have not misappropriated or improperly disclosed any trade secret or confidential information.

         (b) Except as set forth in Section 3.10(b) of the Disclosure Schedule, the Company and the Subsidiaries have the full right to use the Intellectual Property, and all trade secrets and confidential information used by the Company and the Subsidiaries, in the conduct of their businesses, as currently conducted, and no claims have been asserted of which the Company or the Subsidiaries have been given notice by any person with respect to the use by the Company or the Subsidiaries of the Intellectual Property or any trade secrets or confidential information used by the Company or any Subsidiary.

         3.11 LITIGATION. Except as set forth in Section 3.11 of the Disclosure Schedule, there is no claim, action, suit, investigation or proceeding pending or to the knowledge of the Company, the Subsidiaries, Sellers or Parents threatened against or affecting the Company or the Subsidiaries before any court, administrative body, tribunal, administrative board or panel, federal, state, foreign or local. Neither the Company nor any Subsidiary is aware of any default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality applicable to them, or any event that has occurred which with notice or lapse of time or both would constitute such a default.

         3.12 EMPLOYEE BENEFIT MATTERS. (a) Section 3.12(a) of the Disclosure Schedule sets forth a complete list of each of the following which is sponsored, maintained or contributed to by the Company, the Subsidiaries, or any Seller for the benefit of the employees of the Company and the Subsidiaries as of the Closing Date:

                 (i) each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Security Act of 1974, as amended ("ERISA"), including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA ("Plan"); and

                 (ii) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, executive perquisite arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 3.12(a)(i) ("Benefit Program or Agreement").

         (b) True, correct and complete copies of each of the Plans, and related trusts, if applicable, including all amendments thereto, have been furnished to Buyer. There has also been furnished to Buyer, with respect to each Plan required to file such report and description, the most recent report on

Form 5500 and the summary plan description. True, correct and complete copies or descriptions of all Benefit Programs and Agreements have also been furnished to Buyer.

         (c) Except as otherwise set forth in Section 3.12(c) of the Disclosure Schedule,

                 (i) neither the Company nor the Subsidiaries contribute to or have an obligation to contribute to, and have not at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of Section 3(37) of ERISA;

                 (ii) the Company, the Subsidiaries and each Seller have substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by them in connection with the Plans and the Benefit Programs and Agreements, and, to the knowledge of the Company, the Subsidiaries, each Seller and each Parent, there have been no defaults or violations by any other party to the Plans or Benefit Programs and Agreements;

                 (iii) all reports and disclosures relating to the Plans required to be filed with or furnished to governmental agencies, Plan participants or Plan beneficiaries have been filed or furnished in accordance with applicable law in a timely manner, and each Plan and each Benefit Program or Agreement has been administered in substantial compliance with all laws applicable thereto and its governing documents;

                 (iv)     each of the Plans intended to be qualified under
         Section 401 of the Code has received a favorable determination letter from the IRS regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or, to the knowledge of the Company, each Seller and each Parent, operated in a way which would adversely affect such qualified status;

                 (v) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, the Subsidiaries, each Seller and each Parent, threatened against, or with respect to, any of the Plans or Benefit Programs and Agreements or their assets;

                 (vi) all contributions required to be made to the Plans pursuant to their terms and provisions have been made timely;

                 (vii) as to any Plan subject to Title IV of ERISA, there has been no event or condition which presents the risk of Plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements or the penalties under applicable regulatory authority promulgated by the Pension Benefit Guaranty Corporation ("PBGC") have not been waived) has occurred, no notice of intent to terminate the Plan has been given under
Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the Plan, there has been no termination or partial termination of the Plan within the meaning of Section 411(d)(3) of the Code, no liability to the PBGC has been incurred, and the assets of the Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC;

                 (viii) none of the Plans, nor any trust created thereunder or with respect thereto, has engaged in any "prohibited transaction" or "party-in-interest transaction" as such terms are defined in section 4975 of the Code and Section 406 of ERISA which would subject the Company or any Subsidiary to a tax or penalty on prohibited transactions or party-in-interest transactions pursuant to section 4975 of the Code or Section 502(i) of ERISA and no act, omission or transaction has occurred which would result in imposition on the Company or any Subsidiary of breach of fiduciary duty liability damages under Section 409 of ERISA or a civil penalty assessed pursuant to Section 502(c) or (l) of ERISA;

                 (ix) to the knowledge of the Company, the Subsidiaries, each Seller and each Parent, there is no matter pending (other than routine qualification determination filings) with respect to any of the Plans before the IRS, the Department of Labor or the PBGC;

                 (x) each trust funding a Plan, which trust is intended to be exempt from federal income taxation pursuant to section 501(c)(9) of the Code, has received a favorable determination letter from the IRS regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or, to the knowledge of the Company, the Subsidiaries, each Seller and each Parent, operated in a way which would adversely affect such exempt status;

                 (xi) with respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, which is not set forth in Section 3.12(a) of the Disclosure Schedule but which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Closing Date, by the Company or by any corporation, trade business or entity under common control with the Company, within the meaning of section 415(b), (c) or (m) of the Code or Section 4001 of ERISA, (A) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (B) no liability to the PBGC has been incurred which liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or section 412 of the Code has been incurred, and (D) all contributions (including installments) to such plan required by Section 302 of ERISA and section 412 of the Code have been timely made;

                 (xii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require the Company or any Subsidiary to make a larger contribution to, or pay greater benefits under, any Plan, Benefit Program or Agreement than it otherwise would or (B) create or give rise to any additional vested rights or service credits under any Plan, Benefit Program or Agreement, except as otherwise specifically provided herein;

                 (xiii) each nongovernmental Plan outside of the United States ("Foreign Plan") has no unfunded liabilities, and each Foreign Plan covers only employees or former employees of the Subsidiaries; and

         (d) Section 3.12(d) of the Disclosure Schedule. sets forth a complete list of employee benefit plans, arrangements or programs sponsored, maintained or contributed to by any Parent for the benefit of the employees of the Company or the Subsidiaries as of the Closing Date.

         (e) In connection with the consummation of the transactions contemplated by this Agreement, no payments have been or will be made under the Plans, Benefit Programs and Agreements which, in the aggregate, would result in imposition of the sanctions imposed under sections 280G and 4999 of the Code.

         (f) Except as otherwise set forth in Section 3.12(f) of the Disclosure Schedule, each Plan which is an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, reserves the right to be unilaterally amended or terminated in its entirety respecting benefits accrued thereunder on or after such amendment or termination.

         3.13 TAXES. (a) The Company is a partnership for federal income tax purposes within the meaning of section 7701(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury Regulations and is not an association taxable as a corporation within the meaning of section 7701(a)(3) of the Code and applicable Treasury Regulations.

         (b) All items of income, gain, loss, deduction and credit or any other item of the Company or any Subsidiary ("Tax Items") required by law to be included in any return and report of or with respect to any Tax ("Tax Return") of the Sellers or Parents that is required to be filed on or before the Closing Date have been or will be included in such Tax Returns and all Taxes payable thereunder have been or will be paid by the Sellers or Parents.

         (c) Except as set forth in Section 3.13(c) of the Disclosure Schedule, all Tax sharing agreements or similar arrangements with respect to or involving the Company or any Subsidiary have been or will be terminated prior to the Closing Date, and after the Closing Date the Company and the Subsidiaries shall not have any obligation under any such agreement for any past, current or future period;

         (d) Except as set forth in Section 3.13(d) of the Disclosure Schedule, there is no claim against the Company or any Subsidiary for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of the Company or any Subsidiary. None of the property of the Company or any Subsidiary is subject to any lien for any Tax.

         (e) Except as set forth in Section 3.13(e) of the Disclosure Schedule, neither the Company nor any Subsidiary is obligated to take any action or refrain from taking any action in connection with any agreement with any Taxing Authority involving an abatement of any Tax.

         (f) Except as set forth in Section 3.13(f) of the Disclosure Schedule, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of the Company or any Subsidiary or any waiver or agreement for any extension of time for the assessment or payment of any Tax of, or with respect to, the Company or any Subsidiary or any Tax Items.

         (g) For purposes of this Agreement, "Tax" or "Taxes" shall mean any tax of any kind, including, without limitation, all income, property, sales, use, occupation, franchise, excise, value added, employees' income withholding and social security taxes, and related to such taxes, charges, fees, levies, penalties or other assessments, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority.

         3.14    CERTAIN CONTRACTS AND ARRANGEMENTS.  Except as set forth in
Section 3.14 of the Disclosure Schedule and except for purchase contracts and orders for inventory in the ordinary course of business, neither the Company nor any Subsidiary is, as of the date of this Agreement, a party to or bound by any of the following (collectively, the "Material Contracts"):

                 (a) employment agreement or severance agreement that is not terminable at will by the Company or any Subsidiary;

                 (b) collective bargaining agreement or other contract with any labor union;

                 (c) covenant not to compete (other than pursuant to any lease, reciprocal easement agreement, development agreement, operating agreement or construction agreement);

                 (d) agreement or contract with any Seller or Parent or any of their respective affiliates (other than the Company NOW Singapore or NOW Australia) or any officer, director or employee of the Company, any Subsidiary, any Seller or any Parent or any of such affiliates (other than employment and severance agreements covered by clause (a) above);

                 (e) agreement or contract under which the Company or any Subsidiary has borrowed or loaned money, or any note, bond, indenture or other evidence of indebtedness or any guarantee of indebtedness, in each case relating to amounts in excess of $100,000 (other than endorsements for the purpose of collection in the ordinary course of business);

                 (f) agreements or contracts under which the Company and the Subsidiaries have, in the aggregate, sold or agreed to sell properties and assets having an aggregate net book value of more than $250,000; or

                 (g) other agreement, contract, lease, license, commitment or instrument to which the Company or any Subsidiary is a party which
         (i) involves sales of products of the Company and its Subsidiaries, or purchases by the Company and the Subsidiaries of products and services, in excess of $100,000, (ii) involves future expenditures in excess of $200,000, and is not terminable by the Company or the Subsidiary on 30 days' or fewer notice without penalty, or (iii) is otherwise material to the business, assets, earnings, properties, operations or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole.

         Except as set forth in Section 3.14 of the Disclosure Schedule, to the knowledge of Sellers, Parents, the Company or any Subsidiary, neither the Company nor any Subsidiary is in breach of or in default under any Material Contract. To the knowledge of the Sellers, Parents, the Company or any Subsidiary, the other parties to each Material Contract have performed in all material respects all obligations required to be performed by them to date and are not in default under or in violation of, and no event has occurred which with notice, lapse of time or both, would constitute a default thereunder.

         3.15 COMPLIANCE WITH LAWS, LICENSES ETC. To the knowledge of Sellers, Parents, the Company or any Subsidiary, the businesses of the Company and the Subsidiaries are being operated in compliance in all material respects with all applicable laws, statutes, ordinances, rules, regulations and orders (collectively, "laws") of all governmental entities, authorities and instrumentalities, except for (a) ERISA and other laws applicable to the Plans, which are addressed in Section 3.12 hereof; (b) laws regarding the payment of Taxes, which are addressed in Section 3.13 hereof; (c) laws regarding employment and employment practices, which are addressed in Section 3.19 hereof; and (d) Environmental Laws, which are addressed in Section 3.20 hereof. To the knowledge of Sellers, Parents, the Company or any Subsidiary, the Company and the Subsidiaries have all material permits, certificates, licenses, approvals and other authorizations ("Permits") required in connection with the current operation of their businesses under applicable laws (other than those referred to in clauses (a)-(d) above).

         3.16 INSURANCE. The Company and the Subsidiaries maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are listed in
Section 3.16 of the Disclosure Schedule.

         3.17 BROKERS. Neither the Company, nor any Subsidiary, Seller or Parent, has retained any broker, finder or financial advisor or other person who is or will be entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby for which Buyer, the Company or any Subsidiary is or will be liable.

         3.18 CUSTOMER ACCOUNTS RECEIVABLE; INVENTORIES. Section 3.18 of the Disclosure Schedule sets forth certain information with respect to the accounts receivable and inventories of the Company and the Subsidiaries.

         3.19 LABOR MATTERS. Section 3.19 of the Disclosure Schedule sets forth by number and employment classification the approximate number of employees employed by the Company and the Subsidiaries as of the date of this Agreement, and, except as set forth therein, none of said employees are subject to union or collective bargaining agreements with the Company or any Subsidiary. Except as set forth in Section 3.19 of the Disclosure Schedule,
(a) to the knowledge of Sellers, Parents, the Company or any Subsidiary, the Company and the Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, (b) there is no unfair labor practice charge or complaint against the Company or any Subsidiary pending or, to the knowledge of the Company, the Subsidiaries, Sellers or Parents, threatened, before the National Labor Relations Board or other governmental agency nor is there any grievance nor any arbitration proceeding arising out of or under collective bargaining agreements pending or, to the knowledge of the Company, the Subsidiaries, Sellers or Parents, threatened, with respect to the businesses of the Company and the Subsidiaries, (c) there is no labor strike, slowdown or work stoppage pending or threatened against the Company or any Subsidiary and (d) there is no charge or complaint pending or threatened against the Company or any Subsidiary before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices. Neither the Company nor any Subsidiary has received notice of the intent of any foreign, federal, state or local agency responsible for the enforcement of labor or employment laws to conduct an investigation of or relating to the Company or any Subsidiary, and no such investigation is in progress. No union is known to the Company to be organizing or attempting to organize any employees of the Company or any Subsidiary.

         3.20 ENVIRONMENTAL. Except as set forth in Section 3.20 of the Disclosure Schedule:

                 (a) Schedule 3.20 of the Disclosure Schedule sets forth a list of all assessments, studies, reports or appraisals ("Environmental Reports") possessed by the Company, any Subsidiary, Seller or Parent relating to the environmental condition of any real property currently or formerly owned or leased by the Company or any Subsidiary (the "Company Property") or relating to the compliance by the Company or any Subsidiary with any Environmental Laws.

                 (b) To the knowledge of Sellers, Parents, the Company or any Subsidiary, the Company Property and the operations conducted thereon do not violate in any material respect any Environmental Laws and there are no conditions existing on or resulting from the operation of any Company Property that could give rise to any on-site or off-site remedial obligations under any Environmental Laws.

                 (c) The Company Property and the operations conducted thereon by the Company and the Subsidiaries or the operations by any prior owner or operator of the Company Property, are not subject to any existing, pending or, to the knowledge of any Seller or Parent, threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority.

                 (d) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the current operation or use of the Company Property, including without limitation treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, if any, have been duly obtained or filed, and the Company and the Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

                 (e) To the knowledge of Sellers, Parents, the Company or any Subsidiary, neither the Company nor any Subsidiary is subject to any contingent liability in connection with any exposure of any person or property to or any release or threatened release of any hazardous substance or solid waste into the environment on or at the Company Property or from the operations conducted thereon.

                 (f) For purposes of this Agreement, "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect on the date of this Agreement in any and all jurisdictions in which the Company Property is located, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1989 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the

         Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) to the extent the laws of the state in which the Company Property is located are applicable and establish a meaning for "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply in such state, and (ii) the terms "hazardous substance" and "solid waste" shall include all oil and gas exploration and production wastes that may present an endangerment to public health or welfare or the environment, even if such wastes are specifically exempt from classification as hazardous substances or solid wastes pursuant to CERCLA or RCRA or the state analogues to those statutes. As used herein, "Environmental Laws" shall not include the Occupational Safety and Health Act of 1970, as amended (together with any rules and regulations promulgated thereunder, "OSHA"), it being the intent of the parties that OSHA shall constitute a "law" within the meaning of the definition of such term set forth in Section 3.15.

                 (g) For purposes of this Section 3.20, "Governmental Authority" shall mean any foreign countries, the United States, the state, county, city and political subdivisions in which the Company Property is located or which exercises jurisdiction over any such Company Property and any court, agency, department, commission, board, bureau or instrumentality or any of them which exercises jurisdiction over any such Company Property.

         3.21 NO ILLEGAL OR IMPROPER TRANSACTIONS. Neither the Company nor any Subsidiary has, nor has any director, officer or employee of the Company or any Subsidiary, directly or indirectly, used funds or other assets of the Company or any Subsidiary, or made any promise or undertaking in such regards, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign, (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agency or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no knowingly false or fictitious entries made in the books or records of the Company or any Subsidiary.

         3.22 PRODUCT LIABILITY. Section 3.22 of the Disclosure Schedule sets forth a description of the policy of the Company and its Subsidiaries with respect to the giving of warranties to third parties with respect to any products rented or sold by them, excluding any warranties imposed by the provisions of applicable law.

         3.23 MISCELLANEOUS OTHER INFORMATION. Section 3.23 of the Disclosure Schedule sets forth the following information:

                 (a) the name and current annual compensation of each officer, employee and agent of the Company or any Subsidiary to whom the Company or any Subsidiary has agreed to pay annual compensation for the current year of at least $100,000 and showing separately for each such person the amounts paid or payable as salary, bonus payments and any indirect compensation, and any employment agreement with respect to each such person, and the name and compensation of each person to whom the Company or any Subsidiary paid consulting fees as reflected in the Company's Financial Statements;

                 (b) the name of each bank in which the Company or any Subsidiary has an account or safe deposit box, the number of any such accounts, the name in which the account or box is held and the names of all persons authorized to draw thereon or to have access thereof; and

                 (c) the names of all persons, if any, holding tax or other powers of attorney from the Company, any Subsidiary, Seller, or Parent that relate to the Company or any Subsidiary.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Sellers and Parents as follows:

         4.1 ORGANIZATION; AUTHORITY. Buyer is a Corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

         4.2 NO VIOLATION: CONSENTS AND APPROVALS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of or default of, or require any consent or approval of, or notice to, any private nongovernmental party under, (a) any provision of the charter or by-laws of Buyer, (b) any judgment, order or decree, or material statute, law, ordinance, rule or regulation applicable to Buyer or the property or assets of Buyer or (c) any note, bond, mortgage, indenture, license, permit, agreement, lease or other instrument or obligation to which Buyer is a party or by which Buyer may be bound or affected or to which any of its assets may be subject. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental entity, authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to Buyer or its affiliates in connection with the execution and delivery of this Agreement or the consummation by Buyer of the transactions contemplated hereby, other than (i) compliance with and filings under the HSR Act, if applicable, (ii) compliance with and filings under state environmental statutes, if applicable, and (iii) foreign ownership, competition or title registration statutes of Australia, Canada, Singapore, United Kingdom, Venezuela, Malaysia, Brazil and Thailand, if applicable. consents or approvals the failure of which to obtain would not materially impair Buyer's ability to consummate the transactions contemplated hereby.

         4.3 LITIGATION. There is no claim, action, suit or proceeding pending of which Buyer has received notice by or before any governmental or regulatory authority, or by or on behalf of any third party, which challenges the validity of this Agreement or which, if adversely determined, would adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement.

         4.4 ACQUISITION OF THE INTERESTS AND SHARES FOR INVESTMENT; SECURITIES ACT. Buyer is acquiring the Interests and the Shares for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Interests or the Shares. Buyer agrees that it will not sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of the Interests or the Shares in violation of any federal, state or other securities law.

         4.5 FINANCING. Section 4.5 of the Disclosure Schedule lists the names and dollar amounts of each corporation, partnership, individual or other entity that has agreed, committed or given a written expression of interest to loan money to Buyer to consummate the transaction contemplated herein and to operate Buyer after the Closing (the "Financing Commitments"). True, complete and correct copies of the Financing Commitments have been delivered to Seller. Bain Capital, Inc., Duff & Phelps/ Inverness LLC and Harvard Private Capital Group, Inc. (the "Investors"), together with their affiliates, have generally agreed orally to provide $51.5 million (to be allocated between subordinated debt and equity), and the officers and employees listed in Exhibit J (the "Management Investors") have orally agreed to be equity investors, in each case subject to completion of due diligence and evaluation of what has been learned in due diligence conducted to date or as may be disclosed herein, including, without limitation, insofar as it relates to the pricing and structure of the proposed transactions, and satisfactory documentation. All investments of Bain Capital Inc., Duff & Phelps/Inverness LLC and the Management Investors in Buyer as of the Closing will be in the form of equity investments.

         4.6 BROKERS. Neither Buyer nor any of its affiliates has retained a broker, finder or financial advisor or other person who is or will be entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby for which any Seller or Parent is or will be liable.

                                   ARTICLE V

                            COVENANTS OF THE PARTIES

         5.1 CONDUCT OF THE COMPANY'S BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Sellers shall cause the Company and the Subsidiaries to conduct their businesses and operations in the ordinary course. Without limiting the generality of the foregoing, and, except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed), Sellers and Parents will not permit the Company or any Subsidiary to:

                 (a) create, incur, assume or guarantee any indebtedness for borrowed money (including, without limitation, obligations in respect of capital leases), other than borrowings under the Existing Credit Agreement;

                 (b) declare, set aside or pay any dividend or other distribution in respect of the Interests or the Shares, or redeem, purchase or otherwise acquire for value any of the Company's partnership interests or the Shares;

                 (c) issue, sell or deliver any Interests or Shares, any other equity interest in the Company or any of the Subsidiaries, or any securities convertible into or exchangeable for Interests or Shares, or grant or enter into any options, warrants, rights, agreements or commitments with respect to the issuance of Interests or Shares, or amend any terms of any such securities or agreements;

                 (d) incur or commit to any capital expenditures, obligations or liabilities in connection therewith, other than those that were included in the annual capital budget approved by the Management Committee of the Company and that do not exceed $200,000 in the aggregate;

                 (e) enter into any lease or other agreement that provides for an annual payment by the Company in excess of $250,000;

                 (f) amend, agree to amend or waive the terms of the Partnership Agreement of the Company;

                 (g)      amend or agree to amend the constituent
         organizational documents of NOW Australia or NOW Singapore;

                 (h) grant Management Committee approval of any of the actions specified by Section 4.4 of the Partnership Agreement of the Company;

                 (i) take any action by either or both Partners-as opposed to any actions by the Company through its officers, employees and agents-on behalf of the Company;

                 (j) merge or agree to merge or consolidate the Company, NOW Australia or NOW Singapore with any corporation, partnership or other entity;

                 (k) enter into any new contract or agreement between the Company and the Subsidiaries with any Seller, Parent or affiliate of either Parent; or

                (l) agree, whether in writing or otherwise, to do any of the foregoing.

         5.2 ACCESS TO INFORMATION; CONFIDENTIALITY. (a) During the period from the date of this Agreement through the Closing Date, Sellers shall cause the Company and the Subsidiaries to give Buyer and its authorized representatives (which shall include representatives of those entities providing financing for the transaction) reasonable access during regular business hours to all plants, offices, warehouses, facilities, books and records of the Company and the Subsidiaries as they may reasonably request; provided, however, (i) that Buyer and its representatives shall take such action as is deemed necessary in the reasonable judgment of Sellers to schedule their access and visits through a designated officer of the Company or Sellers and in such a way as to avoid disrupting the normal business of the Company and the Subsidiaries, (ii) the Company and the Subsidiaries shall not be required to take any action which would constitute a waiver of the attorney-client privilege, (iii) the Company and the Subsidiaries need not supply Buyer with any information which, in the reasonable judgment of Sellers, the Company and the Subsidiaries are under legal obligation not to supply and (iv) Buyer shall not be permitted to perform environmental sampling or testing except pursuant to the prior written consent of Sellers.

         (b) Buyer shall hold and shall cause its affiliates, consultants and advisors to hold any information that they receive in connection with the transactions contemplated by this Agreement in strict confidence in accordance with and subject to the terms of the Non-Disclosure Agreement dated as of February 15, 1995 by Duff & Phelps/Inverness L.L.C., in favor of the Company, Sellers and Parents (the "Confidentiality Agreement").

         5.3 EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement at the earliest practicable date.

         5.4 CONSENTS. Without limiting the generality of Section 5.3 hereof, each of the parties hereto shall use commercially reasonable efforts to obtain all licenses, permits, authorizations, consents and approvals of all third parties and governmental authorities necessary in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing. Sellers shall not, however, have any obligation to pay any fee to any third party for the purpose of obtaining any consent or approval or any costs and expenses of any third party resulting from the process of obtaining such consent or approval. Each of the parties hereto shall make or cause to be made all filings and submissions under laws and regulations applicable to it as may be required for the consummation of the transactions contemplated by this Agreement. Buyer and Sellers shall coordinate and cooperate with each other in exchanging such information and assistance as any of the parties hereto may reasonably request in connection with the foregoing.

         5.5 GOVERNMENT NOTIFICATION. Buyer and Sellers shall use commercially reasonable efforts to obtain all authorizations or waivers required under the HSR Act, and under any foreign ownership, competition or title registration statutes of Australia, Canada, Singapore, United Kingdom, Venezuela, Malaysia, Brazil and Thailand, to consummate the transactions contemplated hereby, including without limitation, making all filings required in connection therewith.

         5.6 PUBLIC ANNOUNCEMENTS. Sellers and Buyer shall not, and Sellers shall cause the Company and the Subsidiaries and Parents not to, issue any written report, statement or press release to the public or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without prior consultation with and approval of the other party, except as may be required by law or may be necessary in order to discharge its disclosure obligations, in which case such party nevertheless shall advise the other party and discuss the contents of the disclosure before issuing any such report, statement or press release.

         5.7 SUPPLEMENTAL DISCLOSURE. Sellers shall from time to time prior to the Closing supplement or amend the Disclosure Schedule with respect to (a) any matter that existed as of the date of this Agreement and should have been set forth or described in the Disclosure Schedule but was not and (b) any matter hereafter arising which, if existing as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule.

         5.8 ACCESS TO BOOKS AND RECORDS FOLLOWING THE CLOSING. Following the Closing, Buyer shall, and shall cause the Company and the Subsidiaries to, permit Sellers and their authorized representatives, during normal business hours and upon reasonable notice, to have reasonable access to, and examine and make copies of, all books and records of the Company and the Subsidiaries which relate to transactions or events occurring prior to the Closing or transactions or events occurring subsequent to the Closing which are related to or arise out of transactions or events occurring prior to the Closing. Buyer agrees that it shall retain all such books and records for a period of seven years, or for a longer period if required by law, following the Closing.

         5.9 NO OTHER BIDS. Until the first to occur of the Closing or the termination of this Agreement pursuant to Section IX hereof, the Sellers, the Parents and the Company shall not, and Sellers, Parents and the Company shall not authorize or permit any affiliate, officer, director or employee of, or any investment banker, attorney, accountant or other representative retained by, Sellers and Parents or the Company to, (a) entertain, encourage, solicit or initiate any inquiries or the making of any proposal that may reasonably be expected to lead to any proposal to purchase any of the Interests, and of the Shares or the Company or (b) participate in any discussions or negotiations, or provide third parties with any information relating to any such inquiry or proposal. The Company, Sellers and Parents shall reasonably promptly advise Buyer of any such inquiries or proposals received by them.

         5.10 NO COMPETITION. In consideration of the purchase of the Interests, and all of the other promises and covenants contained herein, each of Sellers and Parents agree that for a period commencing upon the Closing and ending upon the fifth anniversary thereof they shall not directly or indirectly, alone or with others, engage in any business conducted by the Company and the Subsidiaries at the Closing, except for (i) those businesses (other than the Company and the Subsidiaries) owned by Sellers at Closing in any geographic area in which the Company and the Subsidiaries do business at Closing in competition with Buyer, the Company or the Subsidiaries, (ii) any activities by either Parent or its affiliates in the manufacture, distribution and sale of carbon steel, stainless steel, specialty steel or other products manufactured by either Parent or its affiliates, including, but not limited to, the manufacture, sale and distribution of oil country tubular goods, standard and line pipe or drill pipe, and (iii) any joint venture, partnership or other contract, agreement or arrangement by Marathon Oil Company, Delhi Gas Pipeline Corporation or other affiliate of USX for the purchase or use (but not for resale) of any product or service manufactured, distributed, sole or provided by Buyer, the Company or any Subsidiary. Further, Sellers and Parents shall not, unless required by subpoena or other process by any Government Authority, during such period and in such geographic locations, divulge, communicate, use to the detriment of Buyer, the Company or the Subsidiaries or for the benefit of any person or organization, any confidential information or trade secrets of the Company's and the Subsidiaries' businesses. Nothing herein shall commit Buyer, the Company or the Subsidiaries, on the one hand, or any Parent, Seller or affiliate thereof, on the other hand, to engage in any transaction or enter into any agreement or contract other than as contained in or contemplated by any contract or agreement existing between them as of the Closing Date. The parties believe this is a reasonable and necessary restriction for purposes of protecting the goodwill and other business interest purchased by Buyer, which includes Buyer's expectation of expanding its business throughout the world without competition from Sellers and Parents for such period; and provided further, that the parties agree that the world is a reasonable competitive restriction. Sellers or Parents agree that a breach or violation of this covenant not to compete by such Seller or Parent shall entitle Buyer, as a matter of right, to an injunction, without necessity of posting bond, issued by any court of competent jurisdiction, restraining any further or continued breach or violation of this covenant. Such right to an injunction shall be cumulative and in addition to, and not in lieu of, any other remedies to which Buyer may show itself justly entitled. In the event that a Court should determine that any restriction herein is unenforceable, the parties, agree that this Agreement shall nevertheless be enforceable for the maximum term and maximum geographical area allowable by law. Without limiting the foregoing, this covenant shall be enforceable by the remedy of specific performance, injunction, and/or damages. The parties specifically agree that the remedy of damages alone is inadequate.

         5.11 AGREEMENT CONCERNING EMPLOYEES. Sellers and Parents agree that they shall not directly, or indirectly through a future subsidiary, affiliate or otherwise, hire, retain, employ or otherwise provide compensation for or to (a) through the first anniversary of the Closing Date, any employee of the Company or any Subsidiary who was employed by the Company or any Subsidiary on the date hereof or the Closing Date or (b) through the third anniversary of the Closing Date, any officer of the Company or any Subsidiary who was employed by the Company or such subsidiary or the date hereof or the Closing Date, in either such case without the prior written consent of Buyer and excluding benefits due any such person under any pension or employee benefit plan of either Parent. Buyer agrees that any remedy at law for any actual or threatened breach of the provisions of this Section 5.11 would be inadequate and that Buyer shall be entitled to specific performance thereof of injunctive relief, or both, by temporary or permanent injunction or such other appropriate judicial remedy, writ or order as may be entered by a court of competent jurisdiction. Any such remedy shall be in addition to any damages that Buyer may be legally entitled to recover as a result of any breach by Sellers or Parents of any provisions of this Section 5.11.

         5.12 POTENTIAL ACQUISITION. Buyer shall be permitted to pursue, at Buyer's cost, the acquisition of Continental Emsco Company utilizing the management of the Company (without reimbursing the Company for services of such management personnel). Buyer shall be permitted to disclose to The LTV Corporation, Continental Emsco Company, SCF Partners of Houston, their representatives and such other parties as Sellers may reasonably approve, that Buyer and Sellers have entered into this Agreement for the acquisition of the Company.

         5.13 NO RECORDING. Prior to the Closing, Buyer shall not record this Agreement or any memorandum hereof in any real property, intellectual property or other title registration records.

         5.14 FINANCING. Buyer shall use commercially reasonable efforts to consummate the Financing Commitments. Buyer shall deliver to Sellers copies of all agreements and commitment letters entered into by Buyer pursuant to the Financing Commitments and shall keep Sellers informed of material developments concerning the Financing Commitments. Buyer shall use commercially reasonable efforts to arrange for Sellers to speak with the other parties to the Financing Commitments. Parents and Sellers shall use commercially reasonable efforts to cooperate with Buyer in obtaining the Financing Commitments and consummating the financings contemplated thereunder.

         5.15 ENVIRONMENTAL STUDY. The Company, at its own cost and expense, shall commission an environmental study of the Company and the Subsidiaries by IT Corporation (the "Environmental Consultant") as set forth in an Environmental Consultant's proposal to be reasonably agreed upon by Sellers and Buyer.. Parents and Sellers shall cooperate and shall cause the Company and the Subsidiaries to cooperate with Buyer and the Environmental Consultant in preparation of the environmental study. The Company and the Environmental Consultant shall provide Sellers and Buyer with copies of all preliminary and draft reports, an opportunity to comment on preliminary and draft reports before they become final, and an opportunity to observe the Environmental Consultant's work. The Environmental Consultant's final written report shall be deemed to constitute a supplement to Section 3.20 of the Disclosure Schedule made by Sellers and Parents pursuant to Section 5.7 and shall be treated as confidential in accordance with the Confidentiality Agreement.

         5.16 FACILITY QUESTIONNAIRE. Following the execution of this Agreement, Sellers may cause the Company and the Subsidiaries to obtain facility questionnaires as to violations of Environmental Law at any material facilities of the Company or any Subsidiary, provided that the form of such questionnaires shall be mutually agreed upon by Sellers and Buyer.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

         6.1     TAX MATTERS      (a)  Preparation and Filing of Tax Returns.

                 (i) With respect to each Tax Return of the Company or any Subsidiary including a taxable period ending on or before the Closing Date that is required to be filed after the Closing Date, the Company shall cause such Tax Return to be prepared, shall cause to be included in such Tax Return all Tax Items required to be included therein, shall cause such Tax Return to be timely filed with the appropriate taxing authority, and shall pay or cause to be paid the amount of Taxes shown to be due on such Tax Return.

                 (ii) With respect to each Tax Return of the Sellers or Parents including a taxable period ending on or before the Closing Date that is required to be filed after the Closing Date, Sellers or Parents shall (A) cause to be included in such Tax Returns all Tax Items required to be included in such Tax Returns, (B) file timely all such Tax Returns with the appropriate taxing authorities, and (C) pay timely all Taxes due with respect to the periods included in such Tax Returns.

                 (iii) Any Tax Return to be prepared pursuant to the provisions of this Section 6.1 shall be prepared in a manner consistent with practices followed in prior years with respect to similar Tax Returns, except for changes required by changes in law.

         (b) Refunds. If after the Closing Date Sellers or Parents receives or is credited with a refund of any Tax attributable to the utilization or carryback of any Tax Item arising after the Closing Date, Sellers or Parents shall pay to Buyer an amount equal to the amount of such refund together with any interest received from or credit thereon by the applicable taxing authority.

         (c)     Access to Information.

                 (i) Sellers and Parents shall grant or cause the Company or any Subsidiary to grant to Buyer (or its designees) access at all reasonable times to all of the information, books and records relating to the Company and each Subsidiary within the possession of Sellers, Parents, the Company or any Subsidiary (including workpapers and correspondence with taxing authorities), and shall afford Buyer (or its designees) the right (at Buyer's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Buyer (or its designees) to prepare Tax Returns, to conduct negotiations with Tax authorities, and to implement the provisions of, or to investigate or defend any claims between the parties arising under, this Agreement.

                 (ii) Buyer shall cause the Company to provide on a timely basis all state apportionment data reasonably required by Sellers to prepare Sellers' tax returns. Further, Buyer shall grant or cause the Company or any Subsidiary to grant to Sellers (or their designees) access at all reasonable times to all of the information, books and records relating to the Company or any Subsidiary within the possession of Buyer, the Company or any Subsidiary (including workpapers and correspondence with taxing authorities), and shall afford Seller (or its designees) the right (at Seller's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Sellers (or their designees) to prepare Tax Returns, to conduct negotiations with Tax authorities, and to implement the provisions of, or to investigate or defend any claims between the parties arising under, this Agreement.

                 (iii) Each of the parties hereto will preserve and retain all schedules, workpapers and other documents relating to any Tax Returns or to any claims, audits or other proceedings affecting the Company or any Subsidiary until the expiration of the statute of limitations (including extensions) applicable to the taxable period to which such documents relate or until the final determination of any controversy with respect to such taxable period, and until the final determination of any payments that may be required with respect to such taxable period under this Agreement.

         (d) Sellers' and Parents' Indemnifications. Sellers and Parents hereby agree to protect, defend, indemnify and hold harmless Buyer, the Company and any Subsidiary from and against, and agrees to pay, all Taxes imposed and all costs and expenses (including, without limitation, litigation costs and reasonable attorneys' and accountants' fees and disbursements) incurred (all herein referred to as "Tax Losses") as a result of a claim, notice of deficiency, or assessment by, or any obligation owing to, any taxing authority for any Taxes of any corporation (other than the Company or any Subsidiary) that is or was a member of any affiliated group of corporations of which the Company or any Subsidiary was a member at any time on or prior to the Closing Date.

         (e) Buyer Indemnifications. Buyer agrees to protect, defend, indemnify and hold harmless Sellers from and against, and agrees to pay, all Tax Losses incurred as a result of a claim, notice of deficiency, or assessment by, or any obligation owing to, any taxing authority for any Taxes of the Company or any Subsidiary attributable to any taxable period after the Closing Date ("Post-Closing Taxable Period"); and

         (f)     Indemnification Procedures.

                 (i) If a claim shall be made by any taxing authority that, if successful, would result in the indemnification of a party under this Agreement (referred to herein as the "Tax Indemnified Party"), the Tax Indemnified Party shall promptly notify the party obligated under this Agreement to so indemnify (referred to herein as the "Tax Indemnifying Party") in writing of such fact.

                 (ii) The Tax Indemnified Party shall take such action in connection with contesting such claim as the Tax Indemnifying Party shall reasonably request in writing from time to time, including the selection of counsel and experts and the execution of powers of attorney, provided that (A) within 30 days after the notice described in Section 6.1(f)(i) has been delivered (or such earlier date that any payment of Taxes is due by the Tax Indemnified Party but in no event sooner than five days after the Tax Indemnifying Party's receipt of such notice), the Tax Indemnifying Party requests that such claim be contested, (B) the Tax Indemnifying Party shall have agreed to pay to the Tax Indemnified Party all costs and expenses that the Tax Indemnified Party incurs in connection with contesting such claim, including, without limitation, reasonable attorneys' and accountants' fees and disbursements, and (C) if the Tax Indemnified Party is requested by the Tax Indemnifying Party to pay the Tax claimed and sue for a refund, the Tax Indemnifying Party shall have advanced to the Tax Indemnified Party, on an interest-free basis, the amount of such claim. The Tax Indemnified Party shall not make any payment of such claim for at least 30 days (or such shorter period as may be required by applicable law) after the giving of the notice required by Section 6.1(f)(i), shall give to the Tax Indemnifying Party any information reasonably requested relating to such claim, and otherwise shall cooperate with the Tax Indemnifying Party in good faith in order to contest effectively any such claim.

                 (iii) Subject to the provisions of Section 6.1(f)(ii), the Tax Indemnified Party shall enter into a settlement of such contest with the applicable taxing authority or prosecute such contest to a determination in a court or other tribunal of initial or appellate jurisdiction, all as the Tax Indemnifying Party may request.

                 (iv) If, after actual receipt by the Tax Indemnified Party of an amount advanced by the Tax Indemnifying Party pursuant to
         Section 6.1(f)(ii)(C), the extent of the liability of the Tax Indemnified Party with respect to the claim shall be established by the final judgment or decree of a court or other tribunal or a final and binding settlement with an administrative agency having jurisdiction thereof, the Tax Indemnified Party shall promptly repay to the Tax Indemnifying Party the amount advanced to the extent of any refund received by the Tax Indemnified Party with respect to the claim together with any interest received thereon from the applicable taxing authority and any recovery of legal fees from such taxing authority, net of any Taxes as are required to be paid by the Tax Indemnified Party with respect to such refund, interest or legal fees (calculated at the maximum applicable statutory rate of Tax without regard to any other Tax Items). Notwithstanding the foregoing, the Tax Indemnified Party shall not be required to make any payment hereunder before such time as the Tax Indemnifying Party shall have made all payments or indemnities then due with respect to the Tax Indemnified Party pursuant to this Agreement.

                 (v) Promptly after a final determination the Tax Indemnifying Party shall pay to the Tax Indemnified Party the amount of any Tax Losses to which the Tax Indemnified Party may become entitled by reason of the provisions of this Section 6.1.

         (g) Survival. Anything to the contrary in this Agreement notwithstanding, the agreements set forth in this Article VI, shall survive the Closing and shall not terminate until one day after the expiration of the statute of limitations (including extensions) applicable to any Tax covered by this Article VI.

         (h) Nature of Payments. Any payment from Buyer to Seller pursuant to this Article VI shall be treated for Tax purposes as an increase in the purchase price and any payment from Seller to Buyer pursuant to this Section
6.1 shall be treated for Tax purposes as a reduction in the purchase price.

         (i)     Allocation.      The Purchase Price shall be allocated among
the assets of the Company as set forth in Exhibit C. Buyer and Sellers shall not take any position on any Tax Return that is inconsistent with the allocation of the Purchase Price as set forth in Exhibit C, and Buyer and Sellers shall duly prepare and timely file such reports and information returns as may be required under the Code and any Treasury Regulations thereunder and any corresponding provisions of applicable state income tax laws to report the allocation of the Purchase Price among the Shares and the assets of the Company as set forth in Exhibit C.

                                  ARTICLE VII

                           CONDITIONS TO OBLIGATIONS

                             OF SELLERS AND PARENTS

         7.1 CONDITIONS. The obligations of Sellers and Parents to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived in whole or in part by Sellers and Parents):

                 (a) Representations and Warranties. The representations and warranties made by Buyer in this Agreement shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date, except for changes permitted by the terms of this Agreement.

                 (b) Performance. Buyer shall have performed and complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by Buyer at or prior to the Closing.

                 (c) Officer's Certificate. Buyer shall have delivered to Sellers a certificate, dated as of the Closing Date, substantially in the form of Exhibit D hereto, executed by the President of Buyer, certifying the fulfillment of the conditions specified in Subsections 7.1(a) and 7.1(b) hereof.

                 (d) Opinion of Counsel. Buyer shall have delivered to Sellers and Parents an opinion of legal counsel to Buyer, dated the Closing Date, substantially in the form of Exhibit E hereto.

                 (e) No Injunction. On the Closing Date, there shall not be in effect any judgment, order, injunction or decree issued by a court of competent jurisdiction restraining or prohibiting consummation of the transactions contemplated by this Agreement.

                 (f) Expiration or Termination of HSR Periods. Any waiting periods applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

                 (g) Approvals and Consents. On the Closing Date all of the approvals and consents set forth in Section 3.6 of the Disclosure Schedule as being required to be obtained prior to Closing, shall have been obtained.

                 (h) Environmental Consultant's Report. Sellers shall have received final copies of the Environmental Consultant's report as contemplated by Section 5.15 hereof.

                 (i) Management Investor Certificates. Sellers shall have received a certificate in substantially the form attached hereto as Exhibit K from each of the persons listed on Exhibit J.

                                  ARTICLE VIII

                       CONDITIONS TO OBLIGATIONS OF BUYER

         8.1 CONDITIONS. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived in whole or in part by Buyer):

                 (a) Representations and Warranties. The representations and warranties made by Sellers and Parents in this Agreement shall be true, complete and accurate in all material respects, as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, except for changes permitted by the terms of this Agreement (provided, however, that for purposes of determining whether this condition has been satisfied, any supplements or amendments to the Disclosure Schedule pursuant to Section 5.7 shall be disregarded).

                 (b) Performance. Sellers and Parents shall have performed and complied, in all material respects, with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by Sellers and Parents at or prior to the Closing.

                 (c) Compliance Certificate. Sellers and Parents shall have delivered to Buyer a certificate, dated the Closing Date, substantially in the form of Exhibit F hereto, executed by representatives of Sellers and of Parents certifying the fulfillment of the conditions specified in Subsections 8.1(a) and 8.1(b) hereof.

                 (d) Opinions of Counsel. Sellers and Parents shall have delivered to Buyer opinions of legal counsel to Seller and Parent, dated the Closing Date, substantially in the form of Exhibit G hereto.

                 (e) No Injunction. On the Closing Date, there shall not be in effect any judgment, order, injunction or decree issued by a court of competent jurisdiction restraining or prohibiting consummation of the transactions contemplated by this Agreement.

                 (f) Expiration or Termination of HSR Periods. Any waiting periods applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

                 (g) Financing. Buyer shall have completed financing for the transactions contemplated by this Agreement substantially on the terms contemplated by the Financing Commitments or on other terms reasonably acceptable to Buyer.

                 (h) Approvals and Consents. On the Closing Date all of the approvals and consents set forth in Section 3.6 of the Disclosure Schedule as being required to be obtained prior to Closing, shall have been obtained.

                 (i) Title. Buyer and its counsel shall be reasonably satisfied with the status of title of the Company and the Subsidiaries to their respective assets, and Buyer shall be able to obtain, at the Company's expense one or more ALTA form of Owner's Policy of Title Insurance in form, substance and amount satisfactory to Buyer and its counsel, ensuring that as of the Closing Buyer, the Company or the Subsidiaries, as the case may be, have good and marketable title to the Real Property Interests, subject only to those exceptions reasonably acceptable to Buyer and its counsel, identified in Section 3.9(b) of the Disclosure Schedule. as requiring title policies as a condition to closing.

                 (j)      Material Adverse Changes.  Except as set forth in
         Section 3.8 of the Disclosure Schedule, Buyer shall be satisfied in its sole discretion that since January 1, 1995, there has been no material adverse change in the status of the properties, assets, liabilities, financial condition, results of operation, cash flow and prospects of the Company and the Subsidiaries on a consolidated basis and Buyer shall not have discovered any other fact or circumstance relating to the business of the Company and the Subsidiaries that materially adversely affects the properties, assets, liabilities, financial condition, results of operation, cash flow or prospects of the Company and the Subsidiaries on a consolidated basis.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

         9.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

                 (a) at any time, by mutual written agreement of Sellers and Buyer; or

                 (b) at any time after December 29, 1995, by either Sellers or Buyer, if the Closing shall not have occurred for any reason, other than a breach of this Agreement by the terminating party, which shall extend the termination date until such breach is cured.

         9.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 9.1(b) hereof, written notice thereof shall forthwith be given by the party so terminating to the other parties, and this Agreement shall terminate, and the transactions contemplated hereby shall be abandoned, without further action by Sellers, Parents or Buyer. If this Agreement is terminated pursuant to Section 9.1(a) or (b) hereof:

                 (a) Buyer shall return all documents, work papers and other materials (and all copies thereof) received from Sellers, Parents or the Company relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by Buyer with respect to the Company and the Subsidiaries shall be treated in accordance with Section 5.2 hereof and the Confidentiality Agreement referred to in said Section;

                 (b) At the option of Sellers, all filings, applications and other submissions made pursuant to Sections 5.3, 5.4 and 5.5 hereof shall to the extent practicable, be withdrawn from the agency or other person to which made; and

                 (c)      The obligations provided for in this Section 9.2 and
         Section 10.1 hereof, the confidentiality provision contained in
         Section 5.2 hereof, the Confidentiality Agreement referred to in said Section and the Company's obligation to pay for the Environmental Consultant pursuant to Section 5.15 and title insurance pursuant to Section 8.1 shall survive any termination of this Agreement.

         9.3 AMENDMENT, MODIFICATION AND WAIVER. This Agreement may be amended, modified or supplemented at any time by written agreement of the parties hereto. Any failure of Seller or Buyer to comply with any term or provision of this Agreement may be waived by the other party at any time by an instrument in writing signed by or on behalf of such other party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

                                   ARTICLE X

                         FEES AND EXPENSES; SURVIVAL OF

                        REPRESENTATIONS; INDEMNIFICATION

         10.1 FEES AND EXPENSES. Whether or not the transactions contemplated hereby are consummated pursuant hereto, each of the Sellers, Parents and Buyer shall pay all fees and expenses incurred by it or on its behalf in connection with or in anticipation of this Agreement and the consummation of the transactions contemplated hereby.

         10.2 SURVIVAL OF REPRESENTATIONS. The representations and warranties in this Agreement and in any other document delivered in connection herewith, other than the representations and warranties contained in Sections 3.1, 3.2, 3.4, 3.5(a), 3.9(a) and (b) (solely with respect to title to the properties specifically identified in Exhibit I), 3.13(a) and (b), 3.17, 4.1, 4.2, 4.4 and 4.6, as same are made on the date hereof and at Closing pursuant to the certificates required by Sections 7.1(c) and 8.1(c), (collectively, the "Surviving Representations"), shall not survive the Closing and shall terminate on the Closing Date. The Surviving Representations shall survive Closing and any party claiming a breach thereof shall have the right to assert such claim at any time following Closing. Accordingly, the parties acknowledge and agree that, except for the Surviving Representations and without affecting the liability of any party under the indemnification provisions hereunder, following Closing no party hereto shall have any liability to any other party hereto for or on account of the breach by any party of its representations and warranties hereunder and that prior to Closing, the sole remedy any party shall have for breach of any representation or warranty of another party shall be to elect to terminate this Agreement to the extent permitted under Article IX.

         10.3 NATIONAL SUPPLY AGREEMENT TO INDEMNIFY. Upon the terms and conditions hereof, National Supply agrees to indemnify, defend and hold harmless Buyer and Buyer's shareholders, directors, officers, employees and agents and, if the Closing occurs, the Company and the Subsidiaries and the shareholders, directors, employees and agents of the Company and the Subsidiaries (collectively, the "Buyer Indemnified Parties"), as follows:

                 (a) from and against all demands, claims, actions, causes of action, assessments, losses, damages, liabilities, costs and expenses (but excluding any consequential damages or lost profits with respect to any claims, other than claims by third parties, by and among Buyer Indemnified Parties and Seller Indemnified Parties), including, without limitation, interest, penalties and reasonable attorneys' fees (collectively, "Damages") that are attributable to or result from the breach of any of the Surviving Representations made by such Seller or its Parent (as provided in the lead-in paragraph to Article III);

                 (b) Damages attributable to or resulting from the breach by (i) such Seller of any covenant or other agreement of Sellers contained in this Agreement or (ii) the Parent of such Seller of any covenant or other agreement of such Parent contained in this Agreement;

                 (c) fifty percent (50%) of any Damages attributable to or resulting from any death, personal injury or property damage suffered by the Company, any Subsidiary, any Seller, either Parent or their directors, officers, employees or agents that results from or is attributable to the conduct by Buyer or its representatives or agents of Buyer's due diligence investigation of the Company and its Subsidiaries, INCLUDING ANY CLAIMS BASED UPON THE NEGLIGENCE OR ALLEGED NEGLIGENCE OF ANY OF THE BUYER INDEMNIFIED PARTIES;

                 (d) subject to the cost sharing set forth in Section 10.5 hereof, fifty percent (50%) of all Damages (which shall include, without limitation, all costs or expenses incurred in connection with any necessary studies, reports, sampling, disposal, removal, treatment or remediation of contamination, mitigation or compensation for damages to natural resources, site-monitoring and post-closure care related to a release of hazardous substances or solid waste into the environment or the violation of any Environmental Laws (such costs and expenses being"Environmental Costs")) attributable to or resulting from any acts, omissions or operations of the Company or any Subsidiary, or their predecessors in interest, and any conditions existing on any assets or properties of the Company or any Subsidiary, or their predecessors in interest, in each case prior to April 1, 1987; provided, however, that (i) with respect to the properties listed on Exhibit H where National Supply is identified as the "Contributing Party" (and with respect to any activities conducted thereon), National Supply shall be responsible for one hundred percent (100%) of such Damages, (ii) such indemnity shall only cover Environmental Costs if (A) the Environmental Costs are attributable to or arise out of the violation of an

         Environmental Law with respect to a Company Property or any operations conducted thereon or any on-site or off-site remedial obligations under Environmental Laws that result from conditions existing or operations conducted on any Company Property and (B) such Environmental Costs do not result from any Governmental Authority action voluntarily initiated by Buyer or Buyer's successors, except where Buyer or such successor is obligated to initiate such action under applicable Environmental Laws, and (iii) such indemnity shall not cover Environmental Costs that are attributable to environmental conditions that are disclosed in Section 3.20 of the Disclosure Schedule;

                 (e) subject to the cost sharing set forth in Section 10.5 hereof, fifty percent (50%) of any Damages incurred by any Buyer Indemnified Party arising out of the assets, businesses or properties owned, leased or operated after April 1, 1987, by the Company or any Subsidiary, which businesses or properties were disposed of or discontinued prior to the Closing other than for matters contained in the Disclosure Schedule; and

                 (f) any Damages incurred by any Buyer Indemnified Party arising out of or relating to any pension or employee benefit plan sponsored by Armco or any affiliate of Armco.

It is agreed that the indemnities set forth in clauses (a)-(f) above constitute an agreed allocation of liability to National Supply and shall apply WITHOUT REGARD TO THE NEGLIGENCE OR ALLEGED NEGLIGENCE OF ANY OF THE BUYER INDEMNIFIED PARTIES.

         10.4 OILWELL AGREEMENT TO INDEMNIFY. Upon the terms and conditions hereof, Oilwell agrees to indemnify, defend and hold harmless Buyer and Buyer's shareholders, directors, officers, employees and agents and, if the Closing occurs, the Company, the Subsidiaries and the shareholders, directors, employees and agents of the Buyer Indemnified Parties as follows:

                 (a) from and against Damages that are attributable to or result from the breach of any of the Surviving Representations made by such Seller or its Parent (as provided in the lead-in paragraph to Article III);

                 (b) Damages attributable to or resulting from the breach by (i) such Seller of any covenant or other agreement of Sellers contained in this Agreement or (ii) the Parent of such Seller of any covenant or other agreement of such Parent contained in this Agreement;

                 (c) fifty percent (50%) of any Damages attributable to or resulting from any death, personal injury or property damage suffered by the Company, any Subsidiary, any Seller, either Parent or their directors, officers, employees or agents that results from or is attributable to the conduct by Buyer or its representatives or agents of Buyer's due diligence investigation of the Company and its Subsidiaries, INCLUDING ANY CLAIMS BASED UPON THE NEGLIGENCE OR ALLEGED NEGLIGENCE

         OF ANY OF THE BUYER INDEMNIFIED PARTIES;

                 (d) subject to the cost sharing set forth in Section 10.5 hereof, fifty percent (50%) of all Damages (which shall include, without limitation, all Environmental Costs) attributable to or resulting from any acts, omissions or operations of the Company or any Subsidiary, or their predecessors in interest, and any conditions existing on any assets or properties of the Company or any Subsidiary, or their predecessors in interest, in each case prior to April 1, 1987; provided, however, that (i) with respect to the properties listed on Exhibit H where Oilwell is identified as the "Contributing Party" (and with respect to any activities conducted thereon), Oilwell shall be responsible for one hundred percent (100%) of such Damages,
         (ii) such indemnity shall only cover Environmental Costs if (A) the Environmental Costs are attributable to or arise out of the violation of an Environmental Law with respect to a Company Property or any operations conducted thereon or any on-site or off-site remedial obligations under Environmental Laws that result from conditions existing or operations conducted on any Company Property and (B) such Environmental Costs do not result from any Governmental Authority action voluntarily initiated by Buyer or Buyer's successors, except where Buyer or such successor is obligated to initiate such action under applicable Environmental Laws, and (iii) such indemnity shall not cover Environmental Costs that are attributable to environmental conditions that are disclosed in Section 3.20 of the Disclosure Schedule.

                 (e) subject to the cost sharing set forth in Section 10.5, fifty percent (50%) of any Damages incurred by any Buyer Indemnified Party arising out of the assets, businesses or properties owned, leased or operated after April 1, 1987, by the Company or any Subsidiary, which businesses or properties were disposed of or discontinued prior to the Closing other than for matters contained in the Disclosure Schedule; and

                 (f) any Damages incurred by any Buyer Indemnified Party arising out of or relating to any pension or employee benefit plan sponsored by USX or any affiliate of USX.

It is agreed that the indemnities set forth in clauses (a)-(f) above constitute an agreed allocation of liability to Oilwell and shall apply WITHOUT REGARD TO THE NEGLIGENCE OR ALLEGED NEGLIGENCE OF ANY OF THE BUYER INDEMNIFIED PARTIES.

         10.5 SELLERS' AND PARENTS' LIMITATION OF LIABILITY. Anything in this Agreement to the contrary notwithstanding, the liability of Sellers to indemnify the Buyer Indemnified Parties pursuant to Sections 10.3(d) and 10.4(d), to the extent such indemnities cover Environmental Costs that are attributable to environmental conditions that are not disclosed in Section 3.20 of the Disclosure

Schedule, and Sections 10.3(e) and 10.4(e) hereof shall not apply to one-half of any Damages up to $8 million aggregate amount of such Damages that would, but for this Section 10.5, be covered by such indemnification provisions.

         10.6 BUYER'S AGREEMENT TO INDEMNIFY. Upon the terms and subject to conditions of this Article X, Buyer agrees to indemnify, defend and hold harmless the Company (only if the Closing does not occur), its Subsidiaries (only if the Closing does not occur), Sellers, Parents and their respective officers, directors, employees, agents and representatives (collectively, the "Seller Indemnified Parties"), at any time after the date of this Agreement, from and against all Damages suffered or incurred by the Seller Indemnified Parties that are attributable to or result from:

                 (a)      the breach by Buyer of any Surviving Representations;

                 (b) the breach of any covenant or agreement of Buyer contained in this Agreement;

                 (c) any death, personal injury or property damage suffered by Buyer or Buyer's officers, directors, employees or agents that results from or is attributable to the conduct by Buyer or its representatives or agents of Buyer's due diligence investigation of the Company and its Subsidiaries, INCLUDING ANY CLAIMS BASED UPON THE NEGLIGENCE OR ALLEGED NEGLIGENCE OF ANY SELLERS INDEMNIFIED PARTIES;

                 (d) if the Closing occurs, any act, omission or condition created after April 1, 1987, arising out of or attributable to the ownership or operation of the businesses, assets and properties that are owned by Buyer, the Company or the Subsidiaries on the Closing Date (the "Continuing Operations"), including, but not limited to the following matters, in each case solely to the extent same relate to the Continuing Operations, (i) any product liability or breach of warranty claim arising out of products manufactured or services sold, delivered or performed after April 1, 1987, (ii) any new environmental facilities required to be installed after the Closing, (iii) all costs of dismantling, cleaning out and disposing of buildings, machinery and equipment upon complete or partial discontinuance of operations and
         (iv) all matters disclosed in the Disclosure Schedule, including environmental conditions;

                 (e) to the extent and only to the extent attributable to matters contained in the Disclosure Schedule, any Damages (which shall include, without limitation, Environmental Costs) incurred by any Seller Indemnified Party arising out of businesses, assets or properties owned, leased or operated after April 1, 1987, by the Company or any Subsidiary, which businesses or properties were disposed of or discontinued prior to the Closing; and

                 (f) to the extent and only to the extent attributable to the environmental conditions that are disclosed in Section 3.20 of the Disclosure Schedule, any Environmental Costs incurred by any Seller Indemnified Party that are attributable to or result from any conditions existing as of April 1, 1987, on any assets or properties contributed to the Company or any Subsidiary by Sellers;

 provided, however, that Buyer's indemnity obligation under this Section 10.6 shall not extend to any Tax Losses or Damages for which Sellers have agreed to indemnify the Buyer Indemnified Parties pursuant to Sections 6.1(d), 10.3 and
10.4 above.

         10.7 CONDITIONS OF INDEMNIFICATION. The obligations and liabilities of Sellers, Parents and Buyer with respect to demands, claims, actions, causes of action or assessments made by third parties ("Claims") that are covered by the indemnification provisions of this Agreement shall be subject to the following terms and conditions:

                 (a) The indemnified party shall give the indemnifying party prompt notice of any such Claim, and if the indemnifying party does not dispute its obligation to indemnify the indemnified party hereunder and confirms same in writing, the indemnifying party shall have the right to undertake the defense thereof by representatives chosen by it;

                 (b) Unless and until the indemnifying party assumes the defense of a Claim as provided in subparagraph (a) above, the indemnified party shall have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the indemnifying party, subject to the right of the indemnifying party (provided that it does not dispute its liability to the indemnified party hereunder for such Claim) to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof; and

                 (c) Anything in this Article X to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the indemnified party other than as a result of money damages or other money payments, the indemnified party shall have the right, at its own cost and expense, to participate in the defense of such Claim, and (ii) the indemnifying party shall not, without the written consent of the indemnified party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party of an unconditional release from all liability in respect to such Claim.

                 (d) Notwithstanding any provision herein to the contrary, failure of the indemnified party to give notice required by this
         Section 10.7 shall not constitute a waiver of the indemnified party's right to indemnification or a defense to any indemnification claim by such indemnified party, except to the extent such failure prejudices the ability of the indemnifying party to defend against such Claim.

                 (e) The indemnified party shall reasonably cooperate with the indemnifying party, including making available to the indemnifying party all records, documents, and other things, making available all employees reasonably necessary to investigate, defend and settle such matter, access to the Company's or the Subsidiary's properties without cost to the indemnifying party other than reimbursement of out-of-pocket expenses actually incurred.

         10.8 PARENT GUARANTEE. Armco hereby agrees to unconditionally and absolutely guarantee the due and punctual performance by National Supply of all of National Supply's obligations hereunder subject to a maximum amount equal to the total consideration paid by Buyer to National Supply hereunder; provided, however that such limitation shall not apply to the obligations of National Supply under Section 6.1(d). USX hereby agrees to unconditionally and absolutely guarantee the due and punctual performance by Oilwell of all of Oilwell's obligations hereunder subject to a maximum amount equal to the total consideration paid by Buyer to Oilwell hereunder; provided, however, that such limitation shall not apply to the obligations of Oilwell under Section 6.1(d). Armco and USX agree that this guarantee shall survive and be enforceable notwithstanding any merger, dissolution, bankruptcy or insolvency of National Supply or Oilwell, as the case may be.

         10.9 MATTERS DISCLOSED IN DISCLOSURE SCHEDULE. For purposes of allocating responsibility under the various indemnities contained in this
Article X and notwithstanding anything herein to the contrary, (a) the disclosure in the Disclosure Schedule of a contract or agreement for the sale of a business or facility shall only constitute disclosure of matters that are the subject of a specific lawsuit, claim or demand that is disclosed in the Disclosure Schedule and of matters specifically reserved in the Company's financial statements and shall not constitute disclosure of any other lawsuits, claims or demands that are or have been made pursuant to such contract or agreement; (b) the sale of products or services arising out of the conduct by the Company or any Subsidiary of the distribution, tubular, pump, drilling business and other activities conducted by such entities on the date hereof shall constitute ongoing activities of the Company and the Subsidiaries (and not businesses or properties that were "disposed of or discontinued" for purposes of Sections 10.3(e) and 10.4(e)), even if the Company or a Subsidiary owns but does not currently operate the facility that manufactured, sold or distributed the product or service involved ; (c) the manufacture of wellhead products, sucker rods, hydraulic equipment and pumps, down-hole sucker rod pumps, ball valves for fluid control and centrifugal pumps, and the threading of pipe by Total Pipe, shall constitute businesses or properties that were "disposed of or discontinued" within the meaning of Sections 10.3(e) and 10.4(e), provided that the sale by the Company or any Subsidiary of such items manufactured by third parties shall, to the extent conducted by the Company or any Subsidiary on the date hereof, constitute ongoing activities of the Company and the Subsidiaries.

                                   ARTICLE XI

                                 MISCELLANEOUS

         11.1 FURTHER ASSURANCES. From time to time after the Closing Date, at the request of the other party hereto and at the expense of the party so requesting, Sellers, Parents and Buyer shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

         11.2 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by mail (certified or registered mail, return receipt requested) or by facsimile transmission (receipt of which is confirmed):

         (a)     If to Buyer, to:
                          Now Holdings, Inc.
                          5555 San Felipe
                          Houston, TX 77056
                          Attention:  Joel V. Staff
                                      Chief Executive Officer

                 with a copy to:
                          Vinson & Elkins L.L.P.
                          1001 Fannin, Suite 2500
                          Houston, TX 77002-6760
                          Attention:  John S. Watson

         (b)     If to Armco or National Supply, to:
                          Armco Inc.
                          One Oxford Centre
                          301 Grant Street
                          Pittsburgh, PA 15219
                          Attention:  David Harmer
                                      Vice President and Chief Financial Officer

                 with a copy to:
                          Gary R. Hildreth, Esquire
                          General Counsel
                          One Oxford Centre
                          301 Grant Street
                          Pittsburgh, PA 15219

         (c)     If to USX or Oilwell, to:

                          USX Corporation
                          600 Grant Street
                          Pittsburgh, PA 15219-2749
                          Attention:  C. C. Gedeon
                                      Executive Vice President
                                      Raw Materials and Diversified Businesses

                 with a copy to:

                          Robert M. Stanton, Esquire
                          General Attorney
                          USX Corporation
                          600 Grant Street
                          Pittsburgh, PA 15219-2749

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which so hand-delivered, on the third business day following the date on which so mailed and on the date on which faxed and confirmed, except for a notice of change of address, which shall be effective only upon receipt thereof.

         11.3 ENTIRE AGREEMENT. This Agreement, the Disclosure Schedule and the exhibits, schedules and other documents referred to herein which form a part hereof (including, without limitation, the Confidentiality Agreement referred to in Section 5.2 hereof) contain the entire understanding of the parties hereto with respect to their subject matter. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter, including, without limitation the letter dated May 17, 1995.

         11.4 SEVERABILITY. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

         11.5 BINDING EFFECT: ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and assigns; provided, however, that prior to Closing, no party hereto may assign its rights or obligations hereunder to any other person or entity, except that Buyer may (a) assign its rights and obligations hereunder to an affiliate of Buyer and (b) grant such security interests and/or effect such collateral assignments as may be necessary to obtain financing for the transactions contemplated hereunder.

         11.6 THIRD-PARTY BENEFICIARIES. This Agreement is not intended and shall not be deemed to confer upon or give any person except the parties hereto and their respective successors and assigns any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

         11.7 COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.8 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         11.9 GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof that would require the application of the laws of any jurisdiction other than Delaware.

         11.10 CERTAIN WAIVERS. Each Seller hereby waives its right of first refusal granted by Section 13.2 of the Partnership Agreement of the Company and the corresponding right found in the articles of incorporation of the other partner.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                            BUYER:

                                    NOW HOLDINGS, INC.

                                    By: /s/ W. MCCOMB DUNWOODY
                                       ----------------------------------
                                    Name:   W. McComb Dunwoody
                                         --------------------------------
                                    Title:  President
                                          -------------------------------
                            SELLER:

                                    OILWELL INC.

                                    By: /s/ C. C. GEDEON
                                       ----------------------------------
                                    Name:   C. C. Gedeon
                                         --------------------------------
                                    Title:  President
                                          -------------------------------

                                    NATIONAL SUPPLY COMPANY, INC.

                                    By: /s/ GARY R. HILDRETH
                                       ----------------------------------
                                    NAME:   Gary R. Hildreth
                                         --------------------------------
                                    Title:  Vice President
                                          -------------------------------

                            PARENT:

                                    USX CORPORATION

                                    By: /s/ C. C. GEDEON
                                       ----------------------------------
                                    Name:   C. C. Gedeon
                                         --------------------------------
                                    Title:  Executive Vice President
                                            Raw Materials and Diversified
                                            Business
                                          -------------------------------

                                    ARMCO INC.


                                    By: /s/ DAVID G. HARMER
                                       ----------------------------------
                                    NAME:   David G. Harmer
                                         --------------------------------
                                    Title:  Corporate Vice President
                                          -------------------------------

                                   EXHIBIT A

                          ANCILLARY AGREEMENT MATTERS


        The following matters shall be addressed in the agreement contemplated by Section 2.1 of the Purchase Agreement:

        1. Responsibility for and administration of post-retirement pension, life and health plans for Garland employees.

        2.      Distribution of tubulars from USS.

        3.      Intellectual property assistance during transition period.

                                   Exhibit B

                        Form of Assignment of Interests

                       ASSIGNMENT OF PARTNERSHIP INTEREST

        THIS ASSIGNMENT OF PARTNERSHIP INTEREST (this "Assignment") is made and entered into as of this _____ day of ______________, 1995, and is from [insert name of seller] ("Assignor"), to NOW Holdings, Inc., a Delaware corporation ("Assignee").

                                    RECITALS

        [Assignor] and [National Supply Company, Inc., a Delaware corporation/Oilwell, Inc., a Delaware corporation], are parties to that certain Partnership Agreement entered into as of March 31, 1987 (as amended, the "Partnership Agreement"), pursuant to which such parties created a Delaware general partnership known as National-Oilwell (the "Partnership").

        Assignor desires to transfer and convey to Assignee all of its right, title and interest in and to the Partnership, including its 50% general partner interest therein.

        NOW, THEREFORE, in consideration of Ten Dollars ($10) and other good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer and convey unto Assignee and its successors and assigns all of its right, title and interest in and to the following (all of which are collectively referred to herein as the "Partnership Interest"):

        (a)     the Partnership;

        (b)     the Partnership Agreement;

        (c) Assignor's distributive share of profits, income, distributions, surplus and cash proceeds of the Partnership;

        (d) Assignor's distributive share of specific properties and assets of the Partnership upon dissolution or otherwise;

        (e) any and all other rights of every kind and character in and to the Partnership and under the Partnership Agreement; and

        (f) proceeds and products of any and all of the foregoing, including monies, profits, income, accounts, general intangibles, chattel paper, documents, and instruments now or hereafter existing in connection therewith;

TO HAVE AND TO HOLD the Partnership Interest unto Assignee and its successors and assigns, forever.

        The provisions hereof shall extend to and be binding upon the respective heirs, legal representatives, successors and assigns of Assignee.

        EXECUTED in a number of counterparts, each of which shall have the force and effect of an original although constituting but one and the same instrument.


                                        [Insert name of Seller]

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   Exhibit C

                          ALLOCATION OF PURCHASE PRICE

                                                  ------------
                                                    Purchase
                                                      Price
              ------------------------------------------------
              Interests                           $
              ------------------------------------------------
              NOW Singapore Shares                $
              ------------------------------------------------
              NOW Australia Shares                $
              ------------------------------------------------
                                        Total     $180,000,000
                                                  ------------


           [To be agreed upon by Sellers and Buyer prior to Closing]

                                   Exhibit D

                      Form of Buyer Officer's Certificate

                               NOW HOLDINGS, INC.

                             OFFICER'S CERTIFICATE

        The undersigned hereby certifies that he is ________ of NOW Holdings, Inc., a Delaware corporation ("Holdings"), and that as such he is familiar with the facts certified herein and is authorized to execute this certificate. Pursuant to Section 7.1(c) of that certain Purchase Agreement (the "Agreement") dated as of ______________, 1995, by and among Holdings, Oilwell, Inc., USX Corporation, Natural Supply Company, Inc., and Armco, Inc., all Delaware corporations, the undersigned certifies as follows:

        1. The representations and warranties of Holdings contained in the Agreement were true, complete and accurate in all material respects as of the date of the Agreement and are true, complete and accurate in all material respects as of the date hereof as though made on and as of the date hereof, except as to any changes in facts and circumstances permitted by the Agreement; and

        2. Holdings has performed and complied in all material respects with all agreements, obligations, covenants and conditions required by the Agreement to be performed or complied with by it at or prior to the date hereof pursuant to the terms of the Agreement.

        EXECUTED by the undersigned effective as of the ____ day of _____, 1995.

                                           NOW HOLDINGS, INC.


                                           By:
                                               ---------------------------------

                                           Name:
                                                 -------------------------------

                                           Title:
                                                  ------------------------------

                                   Exhibit E

                           BUYER'S COUNSEL OPINIONS

        The opinion to be given by Buyer's counsel shall contain the following opinions:

        1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into the Purchase Agreement, consummate the transactions contemplated thereby and perform its obligations thereunder.

        2. The execution, delivery and performance by Buyer of the Purchase Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Buyer.

        3. The Purchase Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

        4. The execution, delivery and performance by Buyer of the Purchase Agreement will not conflict with, result in any violation or default of, or require any consent or approval of, or notice to, any private nongovernmental party under, (a) any provision of the charter or by-laws of Buyer, (b) any statute, law, ordinance, rule or regulation or, to the knowledge of such counsel, any judgment, order or decree, in any such case applicable to Buyer or the property or assets of Buyer or
                (c) to the knowledge of such counsel, any note, bond, mortgage, indenture, license, permit, agreement, lease or other instrument or obligation to which Buyer is a party or by which Buyer may be bound or affected or to which any of its assets may be subject.

        5. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental entity, authority or instrumentality is required to be obtained or made by or with respect to Buyer in connection with the execution and delivery of the Purchase Agreement or the consummation by Buyer of the transactions contemplated thereby, other than (a) compliance with and filings under the HSR Act, if applicable, (b) compliance with and filings under state environmental statutes, if applicable, and (c) compliance with and filings under foreign laws, regulations and statues.

The foregoing opinions will be subject to such exceptions and qualifications as may be reasonable and appropriate.

                                   Exhibit F

             Form of Compliance Certificate of Sellers and Parents

                       [Insert name of Seller or Parent]

                             OFFICER'S CERTIFICATE

        The undersigned hereby certifies that he is __________ of [insert name of Seller or Parent] ("[Seller/Parent]"), and that as such he is familiar with the facts certified herein and is authorized to execute this certificate. Pursuant to Section 8.1(c) of that certain Purchase Agreement (the "Agreement") dated as of ____________, 1995, by and among NOW Holdings, Inc. and Oilwell, Inc., USX Corporation, National Supply Company, Inc., and Armco, Inc., all Delaware corporations, the undersigned certifies as follows:

        1. Without limiting the effect of Section 10.2 of the Agreement, the representations and warranties of [Seller/Parent] contained in the Agreement were true, complete and accurate in all material respects as of the date of the Agreement and are true, complete and accurate in all material respects as of the date hereof as though made on and as of the date hereof, except as to any changes in facts and circumstances permitted by the Agreement; and

        2. [Seller/Parent] has performed and complied in all material respects with all agreements, obligations, covenants and conditions required by the Agreement to be performed or complied with by it at or prior to the date hereof pursuant to the terms of the Agreement.


                EXECUTED by the undersigned effective as of the ______ day of ____________, 1995.


                                        [Insert name of Seller or Parent]

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   Exhibit G

                       OPINIONS TO BE FURNISHED TO BUYER

A. OPINIONS OF COUNSEL FOR EACH SELLER AND PARENT. The opinion to be given by [Seller's/Parent's] counsel shall opine as follows:

        1. [Seller/Parent] is a corporation duly organized, validly existing and in good standing under the laws of the State of ____________, and has all requisite corporate power and authority to enter into the Purchase Agreement, consummate the transactions contemplated thereby and perform its obligations thereunder.

        2. The execution, delivery and performance by [Seller/Parent] of the Purchase Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of [Seller/Parent].

        3. The Purchase Agreement constitutes a valid and binding obligation of [Seller/Parent], enforceable against [Seller/Parent] in accordance with its terms.

        4. The execution, delivery and performance by [Seller/Parent] of the Purchase Agreement will not conflict with, result in any violation or default of, or require any consent or approval of, or notice to, any private nongovernmental party under, (a) any provision of the charter or by-laws of [Seller/Parent], (b) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to [Seller/Parent] or the property or assets of [Seller/Parent] or (c) to the knowledge of such counsel, any note, bond, mortgage, indenture, license, permit, agreement, lease or other instrument or obligation to which [Seller/Parent] is a party or by which [Seller/Parent] may be bound or affected or to which any of its assets may be subject.

        5. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental entity, authority or instrumentality is required to be obtained or made by or with respect to [Seller/Parent] in connection with the execution and delivery of the Purchase Agreement or the consummation by [Seller/Parent] of the transactions contemplated thereby, other than (a) compliance with and filings under the HSR Act, if applicable, (b) compliance with and filings under
                Section 13(a) of the Securities Exchange Act of 1934, as amended, (c) compliance with and filings under state environmental statutes, if applicable, and (d) compliance with and filings under foreign laws, regulations and statutes.

        6. [Seller] is the owner of one-half of all of the partnership interests (or other interests granting the owner thereof the right to receive distributions of cash or property, or allocations of income, gain, loss or dedication) in the Company and of one-half of all of the issued and outstanding shares of capital stock or other equity interests of NOW Singapore and NOW Australia. Such Interests and Shares have not been issued in violation of, and except for statutory preemption rights are not subject to, any preemptive or subscription rights. Except for the matters that are the subject of the waivers referenced in Section 11.10 of the Purchase Agreement, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which the Company or a Parent or Seller is or may become obligated to issue, sell, purchase, return or redeem any partnership interests in the Company or any shares of capital stock of NOW Singapore or NOW Australia.

The foregoing opinions will be subject to such exceptions and qualifications as may be reasonable and appropriate.

B.      OPINIONS OF COMPANY COUNSEL. [To be discussed]

C. OPINIONS OF FOREIGN COUNSEL. The opinions to be given by regular outside counsel for each of the foreign Subsidiaries (or if no such regular counsel exists, by counsel reasonably acceptable to Buyer) shall opine as follows:

        1. Such foreign Subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

        2. The Company is the owner of all of the issued and outstanding capital stock or other equity interests of such Subsidiary. None of such capital stock and equity securities has been issued in violation of, and except for statutory preemption rights is not subject to, any preemptive or subscription rights. There are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments to which any of such entities is or may become obligated to issue, sell, purchase, return or redeem any of such capital stock or equity securities.

        3. The execution, delivery and performance by Sellers of the Purchase Agreement will not (a) conflict with or result in any violation or default of the constituent organizational documents of such Subsidiary or the statutes, laws, ordinances, rules or regulations of such foreign jurisdiction or (b) require the consent or approval of, or any filing with or notice to, any governmental entity, authority or instrumentality.

The foregoing opinions will be subject to such exceptions and qualifications as may be reasonable and appropriate.

                                   EXHIBIT H

    Real Properties Owned or Leased Originally Contributed Upon Formation of
             National-Oilwell and Currently Held by the Partnership

- -------------------------------------------------------------------------------
         ADDRESS                                   CONTRIBUTING PARTY
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
TAFT, CA PRODUCTION SHOP                        NATIONAL SUPPLY CO., INC.
530 SUPPLY ROW
- -------------------------------------------------------------------------------
FORT SMITH, AR STORE                            NATIONAL SUPPLY CO., INC.
6206 HIGHWAY 271 SOUTH
- -------------------------------------------------------------------------------
CORTEZ, CO STORE                                NATIONAL SUPPLY CO., INC.
24114 COUNTY ROAD G
- -------------------------------------------------------------------------------
FORT LUPTON, CO STORE                           NATIONAL SUPPLY CO., INC.
1742 DENVER AVENUE
- -------------------------------------------------------------------------------
PLAINVILLE, KS STORE                            NATIONAL SUPPLY CO., INC.
509 NORTHWEST THIRD STREET
- -------------------------------------------------------------------------------
RUSELL, KS PRODUCTION SHOP                      NATIONAL SUPPLY CO., INC.
204 WEST WICHITA
- -------------------------------------------------------------------------------
VENICE, LA STORE                                OILWELL, INC.
HIGHWAY 23 SOUTH
- -------------------------------------------------------------------------------
KALKASKA, MI STORE                              OILWELL, INC.
104 WEST PARK DRIVE
- -------------------------------------------------------------------------------
BROOKHAVEN, MS STORE                            OILWELL, INC.
916 HIGHWAY 51 NORTH
- -------------------------------------------------------------------------------
BAKER, MT STORE                                 NATIONAL SUPPLY CO., INC.
916 EAST MONTANA AVENUE
- -------------------------------------------------------------------------------
BILLINGS, MT STORE                              NATIONAL SUPPLY CO., INC.
504 FOOTE STREET
- -------------------------------------------------------------------------------
CUT BANK, MT STORE                              NATIONAL SUPPLY CO., INC.
201 EAST RAILROAD STREET
- -------------------------------------------------------------------------------
HOBBS, MN PRODUCTION SHOP                       NATIONAL SUPPLY CO., INC.
521 S. GRIMES
- -------------------------------------------------------------------------------
DICKINSON, ND STORE                             NATIONAL SUPPLY CO., INC.
HIGHWAY 22 NORTH
- -------------------------------------------------------------------------------
MOHALL, ND STORE                                NATIONAL SUPPLY CO., INC.
INDUSTRIAL PARK
- -------------------------------------------------------------------------------
LINDSAY, OK STORE                               NATIONAL SUPPLY CO., INC.
116 NORTHWEST 7TH STREET
- -------------------------------------------------------------------------------
RATLIFF CITY, OK STORE                          OILWELL, INC.
HIGHWAY 7 WEST
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
DENVER CITY, TX STORE & YARD                    OILWELL, INC.
SITE HIGHWAY 214
- -------------------------------------------------------------------------------
HOUSTON, TX HEADQUARTERS                        OILWELL, INC.
5555 SAN FELIPE
- -------------------------------------------------------------------------------
LAREDO, TX STORE                                NATIONAL SUPPLY CO., INC.
2413 BISMARK
- -------------------------------------------------------------------------------
LIBERTY, TX STORE                               NATIONAL SUPPLY CO., INC.
205 GEORGIA STREET
- -------------------------------------------------------------------------------
MONAHANS, TX STORE                              OILWELL, INC.
900 SOUTH STOCKTON
- -------------------------------------------------------------------------------
ODESSA, TX PRODUCTION SHOP                      NATIONAL SUPPLY CO., INC.
3801 WEST LOOP 338
- -------------------------------------------------------------------------------
ROOSEVELT, UT SERVICE CENTER                    NATIONAL SUPPLY CO., INC.
WEST HIGHWAY 40
- -------------------------------------------------------------------------------
PENNSBORO, WV STORE                             NATIONAL SUPPLY CO., INC.
PENNSBORO INDUSTRIAL PK ROAD
- -------------------------------------------------------------------------------
BIG PINEY WY STORE                              NATIONAL SUPPLY CO., INC.
521 WINKELMAN AVENUE
- -------------------------------------------------------------------------------
GILLETTE, WY PRODUCTION SHOP                    NATIONAL SUPPLY CO., INC.
3388 BIRD DRIVE
- -------------------------------------------------------------------------------
GILLETTE, WY STORE                              NATIONAL SUPPLY CO., INC.
107 EAST FIRST STREET
- -------------------------------------------------------------------------------
POWELL, WY STORE                                NATIONAL SUPPLY CO., INC.
887 EAST NORTH STREET
- -------------------------------------------------------------------------------
GRAND PRAIRIE STORE                             NATIONAL SUPPLY CO., INC.
9701-115 STREET
- -------------------------------------------------------------------------------
RED DEER STORE                                  NATIONAL SUPPLY CO., INC.
105,6660 TAYLOR DRIVE
- -------------------------------------------------------------------------------
SLAVE LAKE STORE                                OILWELL, INC.
903-3RD STREET N.W.
- -------------------------------------------------------------------------------
ABERDEEN STORE                                  NATIONAL SUPPLY CO., INC.
ABBOTSWELL ROAD
- -------------------------------------------------------------------------------
TAFT, CA PRODUCTION SHOP                        NATIONAL SUPPLY CO., INC.
530 SUPPLY ROW
- -------------------------------------------------------------------------------
ABERDEEN PUMPING SYSTEMS                        NATIONAL SUPPLY CO., INC.
ABBOTSWELL ROAD
LEASED LAND, OWNED BUILDING
- -------------------------------------------------------------------------------
TAFT, CA STORE                                  OILWELL, INC.
701 MAIN STREET
- -------------------------------------------------------------------------------
ELLINWOOD, KS STORE                             OILWELL, INC.
MAIN & SANTA FE
- -------------------------------------------------------------------------------
HARVEY, LA STORE                                NATIONAL SUPPLY CO., INC.
501 BARK STREET
- -------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
HOUMA, LA STORE                                     OILWELL, INC.
601 CRESENT BLVD.
- --------------------------------------------------------------------------------
SHREVEPORT, LA STORE                                OILWELL, INC.
806 NORTH MARKET
- --------------------------------------------------------------------------------
LAUREL, MS STORE                                    OILWELL, INC.
2934 INDUSTRIAL BLVD.
- --------------------------------------------------------------------------------
HOBBS, NM STORE                                     OILWELL, INC.
608 WEST BROADWAY
- --------------------------------------------------------------------------------
SHIDLER, OK STORE                                   NATIONAL SUPPLY CO., INC
HIGHWAY 18 SOUTH
- --------------------------------------------------------------------------------
BIG SPRING, TX STORE                                NATIONAL SUPPLY CO., INC
207 NORTH GREGG ST.
- --------------------------------------------------------------------------------
PETTUS, TX STORE                                    OILWELL, INC.
HIGHWAY 181
- --------------------------------------------------------------------------------
CHARLESTON, WV STORE & WH                           OILWELL, INC.
1314 HANSFORD
- --------------------------------------------------------------------------------
                                OWNED LOCATIONS
- --------------------------------------------------------------------------------
CROSSVILLE, IL STORE                                NATIONAL SUPPLY CO., INC
HIGHWAY 14 EAST
- --------------------------------------------------------------------------------
GREAT BEND, KS STORE                                NATIONAL SUPPLY CO., INC
5223 W. 10TH STREET
- --------------------------------------------------------------------------------
LIBERAL, KS STORE                                   OILWELL, INC.
1340 BLUE BELL ROAD
- --------------------------------------------------------------------------------
NEW IBERIA, LA STORE/MFK/SHOP                       NATIONAL SUPPLY CO., INC
150 SUGARMILL ROAD
- --------------------------------------------------------------------------------
NEW IBERIA, LA STORE                                NATIONAL SUPPLY CO., INC
1202 JANE STREET
- --------------------------------------------------------------------------------
HOMINY, OK STORE                                    NATIONAL SUPPLY CO., INC
401 W. MAIN STREET
- --------------------------------------------------------------------------------
MCALESTER, OK MFG. PLANT                            OILWELL, INC.
501 N. GEORGE NIGH EXPRESSWAY
- --------------------------------------------------------------------------------
CORPUS CHRISTI, TX STORE                            NATIONAL SUPPLY CO., INC
4707 BALDWIN BLVD.
- --------------------------------------------------------------------------------
GARLAND, TX                                         OILWELL, INC.
4040 FOREST LANE
- --------------------------------------------------------------------------------
KILGORE, TX FAB CTR                                 NATIONAL SUPPLY CO., INC
104 POWDERHORN ROAD
- --------------------------------------------------------------------------------
KILGORE, TX SUPPLY STORE                            NATIONAL SUPPLY CO., INC
102 POWDERHORN ROAD
- --------------------------------------------------------------------------------
ODESSA, TX STORE                                    OILWELL, INC.
1504 EAST SECOND
- --------------------------------------------------------------------------------
SUNDOWN, TX STORE                                   OILWELL, INC.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
1011 SOUTH SLAUGHTER STREET
- --------------------------------------------------------------------------------
VICTORIA, TX STORE                                  OILWELL, INC.
3107 EAST HOUSTON HWY.
- --------------------------------------------------------------------------------
CASPER, WY STORE-SALES                              NATIONAL SUPPLY CO., INC
555 NORTH CENTER
- --------------------------------------------------------------------------------
EVANSTON, WY STORE                                  NATIONAL SUPPLY CO., INC
185 HIGHWAY 30 EAST
- --------------------------------------------------------------------------------
BROOKS STORE, ALBERTA                               OILWELL, INC.
601 INDUSTRIAL RD.
- --------------------------------------------------------------------------------
EDMONTON STORE/SALES/SERVICE                        NATIONAL SUPPLY CO., INC
9450 - 45 AVE
- --------------------------------------------------------------------------------
LLOYDMINSTER STORE, ALBERTA                         OILWELL, INC.
6015 - 53 AVENUE
- --------------------------------------------------------------------------------
FORT ST. JOHN STORE, BRITISH COLUMBIA               OILWELL, INC.
9507 ALASKA ROAD
- --------------------------------------------------------------------------------
ESTEVAN STORE, SASKATCHEWAN                         OILWELL, INC.
316 KENSINGTON AVE.
- --------------------------------------------------------------------------------
ANACO STORE, VENEZUELA                              NATIONAL SUPPLY CO., INC
KM-98 CARRETERA NEGRA
- --------------------------------------------------------------------------------
MARACAIBO HEADQUARTERS                              NATIONAL SUPPLY CO., INC
APARTADO 1146, 4001-A
- --------------------------------------------------------------------------------
LONG BEACH, CA HEADQUARTERS                         NATIONAL SUPPLY CO., INC
2875 JUNIPERO AVE.
- --------------------------------------------------------------------------------
GREAT BEND, KS STORE                                NATIONAL SUPPLY CO., INC
5223 W. 10TH STREET
- --------------------------------------------------------------------------------
CRESTAR ECKVILLE, RED DEER, ALBERTA                 NATIONAL SUPPLY CO., INC
#105, 6660 TAYLOR DRIVE
- --------------------------------------------------------------------------------

                                   Exhibit I

                           PROPERTIES FOR WHICH TITLE
                        REPRESENTATION SURVIVES CLOSING

Long Beach, CA
Great Bend, KS
New Iberia-Jane Str., LA
New Iberia-Sugarmill, LA
Williston, ND
McAlester, OK
OK City Shore, OK
Corpus Christi, TX
Houston (DEC), TX
Houston Store/MFK, TX
Kilgore Store/Service, TX
Odessa Store/Sales, TX
Casper Store/Sales, WY
Edmonton Sales/Services, ALB CANADA
Estevan, SAS, CANADA
Stockport HQ/Plant, ENGLAND
Aberdeen Mach. Center, SCOTLAND

                                   Exhibit J

                      NAMES OF MANAGEMENT EQUITY INVESTORS

        [To be provided as soon as practicable following signing of Purchase and Sale Agreement]

                                   Exhibit K

                     FORM OF MANAGEMENT INVESTOR CERTIFICATE

        [Certificate to provide for certification by each management investor that, except as noted by such officer in an attachment, to the knowledge of such officer Sellers representations and warranties in Purchase Agreement are true and correct in all material respects]

                                                                      EXHIBIT L

                          SUBORDINATED PROMISSORY NOTE
                           due                  , 2004
                               ----------------

$10,000,000                                                              , 1995
                                                            ------------

        For value received the undersigned NOW HOLDINGS, INC., a Delaware corporation ("Buyer"), promises to pay to the order of [Name of Seller], a Delaware corporation ("Seller"), the principal sum of Ten Million Dollars ($10,000,000) on the ninth anniversary of the Closing Date and to pay interest, all as specified herein.

        1. Purchase Agreement. This Note is issued pursuant to the Purchase Agreement dated September 22, 1995 among Seller, [Oilwell, Inc. or National Supply Company, Inc.], USX Corporation, Armco, Inc. and Buyer (the "Purchase Agreement"). All terms used herein, which are not otherwise defined, shall have the meanings given them in the Purchase Agreement.

        2.      Interest.

                (a) The principal amount hereof, including all interest added to principal in accordance with Section 2(b) hereof, shall bear interest at the Prevailing Rate. Prevailing Rate shall be nine percent (9%) per annum. All interest shall be calculated on the basis of a 365 or 366 day year on the actual days elapsed.

                (b) Interest shall be due and payable annually on the anniversary of the date hereof, provided that prior to the seventh anniversary of the date hereof unless Buyer shall have provided written notice to Seller, or other holder hereof ("Holder"), that it elects to pay such interest in cash, the amount of interest otherwise due or payable shall be added to the principal amount of this Note in lieu of cash payment.

        3.      Principal Repayment.

                (a)     Mandatory Prepayment.

                        (i) On the eighth anniversary of the date hereof Buyer shall prepay an amount equal to (a) one half (1/2) of the sum of (i) the principal amount then outstanding (which outstanding principal amount shall include all interest added to principal pursuant to Section 2(b)) plus (ii) the aggregate amount of all optional prepayments made pursuant to Sections 3(a)(iii) and 3(c) hereof, minus (b) the aggregate amount of all optional prepayments made pursuant to Sections 3(a)(iii) and 3(c) hereof.

                        (ii) Buyer shall prepay this Note in its entirety upon the occurrence of a Change of Control, as hereinafter defined. Change of Control shall mean any sale, transfer or assignment by the stockholders of Buyer on the date hereof of more than fifty percent (50%) of the aggregate Common Stock of Buyer owned by such stockholders, except for (i) transfers resulting from the death of any individual stockholder; (ii) repurchases by the Buyer from any stockholder who is or was an employee of Buyer; (iii) payments or purchases related to transfers of the Senior Subordinated Debt or (iv) transfers by a stockholder to an affiliate thereof or to another stockholder (collectively referred to herein as "Permitted Transfers").

                        (iii) If Duff & Phelps/Inverness LLC, Bain Capital, Inc. or any of their respective affiliates sells any shares of common equity of Buyer owned by them as of the date hereof, other than Permitted Transfers or transfers for non-cash consideration pursuant to a merger or consolidation that does not constitute a Change of Control, then, subject to Section 7(c)(ii) hereof, the Buyer shall prepay this Note in an amount equal to the product of (i) the outstanding principal amount of this Note, times (ii) the product of
(a) two times the quotient of (x) the number of shares sold or transferred, divided by (y) the total number of shares of common equity owned by Duff & Phelps LLC, Bain Capital, Inc. and their respective affiliates on the date hereof.

                (b) Continental Emsco Combination. In the event that a Continental Emsco Combination, as hereinafter defined, occurs, on the date that the Continental Emsco Combination is closed Buyer shall prepay Ten Million Dollars ($10,000,000) or the entire principal amount, whichever is less.

                        The term "Continental Emsco Combination" shall mean any purchase, sale, merger, joint venture, partnership, consolidation or other transaction or series of transactions that results in the acquisition by Buyer, or an entity controlled by or under common control with Buyer, of the distribution or drilling businesses currently conducted by the Continental Emsco Company or its successor, which acquisition shall be deemed to have taken place upon the acquisition by Buyer, or an entity controlled by or under common control with Buyer, of (i) 50% or more of the voting equity interests of the entity that owns such distribution or drilling business such that Buyer, or such other entity, has control over the management of the business and affairs of such businesses or (ii) 50% or more of the assets of such distribution or drilling businesses.

                (c) Optional Prepayments. Buyer may at its option prepay at any time any amounts due hereunder in whole or in part.

        4. General Payment Provisions. All payments of principal and interest hereunder shall be made in immediately available funds to Seller's account at __________________________ or such other place as the Holder shall direct. All payments are in United States dollars. In the event that any payment hereunder shall be required to be made on a Saturday, Sunday or banking holiday in New York, New York; Houston, Texas; or Pittsburgh, Pennsylvania such payment shall be made on the next succeeding day which is not a Saturday, Sunday or banking holiday.

        5. Events of Default. The following events shall constitute Events of Default hereunder:

                (a) Buyer shall fail to pay any amount of principal or interest within five (5) business days when the same is due or payable hereunder.

                (b) The breach of the covenants set forth in Section 6(b) and 6(c) hereof.

                (c) If Buyer shall (i) commence any voluntary bankruptcy, insolvency, reorganization or similar proceeding; (ii) make a general assignment for the benefit of its creditors; (iii) seek a receiver, custodian, trustee or similar official for itself or for a substantial portion of its property; (iv) consent to any of the foregoing; or (v) take any corporate action to authorize any of the foregoing; or

                (d) If any involuntary bankruptcy, insolvency, reorganization or similar proceeding is commenced against Buyer seeking appointment of a receiver, custodian, trustee or similar official for it or for a substantial portion of its property and such proceedings is not dismissed or stayed within one hundred twenty (120) days.

                Then, subject to the provisions of Section 7 hereof, upon written consent from the holders of Bank Debt (as hereinafter defined) and the holders of Senior Subordinated Debt (as hereinafter defined), the Holder may by written notice to Buyer declare the entire principal amount hereof together with all accrued but unpaid interest to be immediately due and payable (provided, however, in the case of Events of Default (c) and (d) specified above the entire principal amount hereof together with all accrued but unpaid interest shall immediately become due and payable without any action by the Holder, without demand, presentment or dishonor each of which is hereby waived by Buyer.

        6.      Covenants

                a. Financial Statements. Buyer shall deliver to Seller, or the Holder, annual and monthly financial statements delivered to the holders of any Priority Indebtedness, as hereinafter defined.

                b. Merger. Buyer shall not merge into or consolidate with any other corporation or entity unless each of the following conditions are met: (i) the surviving entity is a corporation, limited liability company or partnership existing under the laws of the United States or one of the states thereof; (ii) the surviving entity unconditionally assumes Buyer's obligations under this Note; (iii) no Event of Default shall exist or be created by such merger; and (iv) the consolidated net worth of the surviving entity at closing of the merger is equal to or greater than the consolidated net worth of Buyer immediately prior to such merger.

                c. Restricted Payments. Buyer shall not make any Restricted Payment, as hereinafter defined. Restricted Payment shall mean any
(i) dividend, distribution or other payment in respect of the common or preferred stock of Buyer (other than payments solely in the form of common or preferred stock of Buyer or as permitted by clause (ii); (ii) any redemption, repurchase or sinking fund payment in respect of Buyer's common or preferred stock (other than repurchases from employees or former employees); (iii) any management fee, consulting fee or similar payment in excess of $1 million per calendar year to Duff & Phelps/Inverness LLC and/or Bain Capital, Inc. and/or their respective affiliates; or (iv) purchase, redemption, payment, retirement, defeasance or sinking fund payment in relation to any indebtedness for money borrowed of Buyer which ranks pari passu with or is subordinated to this Note other than pro rata payments made to the other Seller on its Note.

        7.      Subordination.

                (a) The principal of, interest on and any other amounts or obligations under this Note; including the distribution of any securities with respect thereto, are hereby expressly made subordinate and junior in right of payment, to the extent set forth herein, to the payment in full in cash of all Priority Indebtedness.

                (b) To the extent any payment with respect to the Priority Indebtedness is determined by a court of competent jurisdiction to be set aside or required to be paid to a debtor in possession or trustee or any other holder of any interest, for any reason, including by reason of equitable subordination or because it is fraudulent or preferential in any respect and an amount equal to the amount of such payment is actually paid over to such debtor in possession or other person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                (c) Notwithstanding anything herein to the contrary, except as set forth in this Section 7(c), until the payment in full in cash of the Priority Indebtedness, no payments may be made by Buyer on account of this Note, whether for interest or principal or otherwise except that: (i) so long as no event of Default (or event that with the passage of time, the giving of notice or both would constitute an Event of Default) has occurred and is continuing under any Priority Indebtedness Buyer may make the payments specified in Section 3(b) relating to a Continental Emsco Combination and mandatory prepayment specified in Section 3(a)(ii) and (ii) other payments may be made with the written approval of the holders of the Bank Debt (as hereinafter defined) and the holders of the Senior Subordinated Debt (as hereinafter defined).

                (d) Unless and until payment in full in cash of the Priority Indebtedness the Holder shall not: (i) demand or sue for any amount due under this Note, (ii) accelerate the maturity hereunder, (iii) receive or collect any payment or proceeds hereunder, or (iv) file or join in the filing of any proceeding instituted against the Buyer or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar officer for it or for any substantial part of its property, except that the Holder may take any of the actions specified in (i), (ii) and (iii) above to the extent payment hereunder is authorized by Section 7(c) hereof, provided that, if Holder's authority to take such action is based solely upon Section 7(c)(ii) above, the Holder shall not take any action until sixty (60) days after the Holder has sent written notice to all Holders of Priority Indebtedness.

                (e) In the event of any bankruptcy, insolvency or liquidation proceeding, the holders of any Priority Indebtedness shall be entitled to receive payment in full of all Priority

Indebtedness before any Holder is entitled to receive any payment or distribution of any assets or securities of the Buyer.

                (f) If the Holder shall have received any payment or distribution of any assets or securities of the Buyer of any kind or character, whether in cash, securities or other property, in respect of principal, interest or other amount on this Note in contravention of this
Section 7, then such payment or assets shall be paid over or delivered forthwith by the Holder to the holders of the Priority Indebtedness or the trustee in bankruptcy for application to the payment of the Priority Indebtedness remaining unpaid, to the extent necessary to pay the Priority Indebtedness in full, after giving effect to any concurrent payment or distribution to the holders of the Priority Indebtedness.

                (g) No Waiver of Subordination Provisions. (i) No right of the holder of any Priority Indebtedness to enforce any provision of this Note shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Buyer or the holder of the Priority Indebtedness. (ii) Without in any way limiting the generality of the foregoing, the holders of Priority Indebtedness or any of them, may, at any time, and from time to time, without the consent of, or notice to, the Holder, without incurring any liabilities to the Holder and without impairing or releasing the subordination and other benefits provided in this Note (even if any right of subrogation or other right or remedy of the Holder is affected, impaired or extinguished thereby) do any one or more of the following:

                (A) change the manner, place or terms of payment or change or extend the time of payment of, or exchange, amend or alter, the terms of any of the Priority Indebtedness or any guaranty thereof or any liability of the Buyer or any guarantor, or any liability incurred directly or indirectly in respect thereof (including, without limitation, any increase in or extension of the Priority Indebtedness), or otherwise amend, renew, exchange, extend, modify or supplement in any manner the Priority Indebtedness, or any liens held by the holders of the Priority Indebtedness;

                (B) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the collateral securing the Priority Indebtedness or any liability of the Buyer;

                (C) settle or compromise any Priority Indebtedness or any other liability of the Buyer or any guarantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, the Priority Indebtedness) in any manner or order (provided that nothing herein shall permit amounts collected on account of the Priority Indebtedness to be applied to any other liability); and

                (D) exercise or delay in or refrain from exercising any right or remedy against the Buyer or any security or any guarantor, elect any remedy and otherwise deal freely with the Buyer or its subsidiaries and the collateral securing the Priority Indebtedness and any security and any guarantor or any liability of the Buyer or any guarantor to the holders of Priority Indebtedness or any liability incurred directly or indirectly in respect thereof.

                (h) "Priority Indebtedness" shall mean any and all liabilities and obligations, contingent or otherwise, of Buyer under any presently existing or hereinafter arising loan agreement, credit agreement, promissory note, obligation, credit facility, lending facility, letter of credit, surety bond, surety bond facility, performance bond agreement, debenture, guarantee agreement, performance guaranty agreement, hedging agreement (whether for principal, premium, interest, fees, attorney's fees and disbursements, expenses, indemnities or otherwise, the performance and observation of the covenants, agreements, and obligations of Buyer) and any deferral, renewal, restructuring, extension, rearrangement, modification, supplement, substitution and/or replacement thereof entered into by the Buyer for any reason at any time prior to, or after the date hereof and before-or after the filing of any bankruptcy, proceeding, including without limitation the [Bank Financing Commitment and any deferral, renewal, restructuring, extension, rearrangement, modification, supplement, substitution and/or replacement thereof] ("Bank Debt") and Harvard Private Capital Group Debt ("Senior Subordinate Debt") specifically excluding, however, any debt payable to Bain Capital, Inc. and Duff & Phelps/Inverness LLC on the date hereof, other than deferred fees and expenses, if any.

                (i) Until all Priority Indebtedness is paid in full the Holder waives any rights of subrogation it may have against Buyer.

                (j) The provisions of this Section 7 shall not alter or affect, as between the Buyer and the Holder, the obligations of the Buyer to pay in full the principal of and interest on the Note, which obligations are absolute and unconditional.

                (k) The Holder of this Note, by its acceptance hereof, agrees that it shall be bound by the terms and conditions of this Section 7 and, if requested by any holder of any Priority Indebtedness, shall acknowledge this duty in writing to the holder of the Priority Indebtedness.

        8. Notices. All notices hereunder shall be given in the manner specified in Section 11.2 of the Purchase Agreement to the addresses set forth in such Section 11.2 with respect to the Buyer and the Seller and in the manner and to the addresses with respect to the holders of Priority Indebtedness as shall be provided by the holders of Priority Indebtedness.

        9. Amendment and Waiver: Benefits. No provisions hereof may be amended or modified except in a written instrument signed by both Buyer and the Holder and approved in writing by the holders of the Bank Debt and the holders of the Senior Subordinated Debt; other than Section 7, which may only be amended or modified by a written instrument signed by the Holder, the holders of the Bank Debt and the holders of the Senior Subordinated Debt. No waiver of any provision hereof shall operate as a waiver of any other provision hereof or preclude the Holder to demand strict future compliance with the terms hereof. It is specifically agreed to and acknowledged, that certain provisions of this Note are for the benefit of the holders of Priority Indebtedness.

        10. Choice of Law. This note shall be construed under the laws of the State of Delaware, other than the choice of law provisions thereof that would require the application of the laws of any jurisdiction other than Delaware.

        11. Assignment. This Note shall not be assigned without the express acknowledgment of the transferee of this Note of the subordination provisions of this Note, and shall not be assigned without the prior written consent of Buyer if in its reasonable opinion Buyer concludes that such assignee is a competitor of Buyer.

        12. Power of Attorney. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, adjustment of debt, whether or not pursuant to bankruptcy laws, the sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Buyer, the Holder will at the request of the holders of the Bank Debt, or if there is no Bank Debt the holders of the Senior Subordinated Debt, file any claim, proof of claim, proof of interest or other instrument of similar character necessary to enforce the obligations of Buyer in respect to this Note and will hold in trust for holders of the Priority Indebtedness and pay over to Holders of the Bank Debt, or if there is no Bank Debt the holders of the Senior Subordinated Debt, in the form received (together with any necessary endorsement), to be applied on the Priority Indebtedness, any and all monies, dividends or other assets received in any such proceedings on this Note unless and until the Priority Indebtedness shall be paid in full. In the event that the Holder shall fail to take any such action requested by the holders of the Bank Debt, or if there is no Bank Debt the holders of the Senior Subordinated Debt, the holders of the Bank Debt, or the holders of the Senior Subordinated Debt as the case may be, may, as attorney-in-fact for the Holder take such action on behalf of the Holder, and the Holder hereby appoints [Bank Debt designee's or Senior Subordinated Debt designee, as the case may be] as attorney-in-fact for the Holder to demand, sue for, collect and receive any and all such monies, dividends or other assets and give acquittance therefor and to file any claim, proof of claim, proof of interest or other instrument of similar character and to take such other proceedings in [Bank Debt designee's or Senior Subordinated Debt designee, as the case may be] own name or in the name of the Holder as [Bank Debt designee's or Senior Subordinated Debt designee, as the case may be] may deem necessary or advisable for the enforcement of this provision; and the Holder will execute and deliver to [Bank Debt designee's or Senior Subordinated Debt designee, as the case may be] such other and further powers of attorney or other instruments as [Bank Debt designee's or Senior Subordinated Debt designee, as the case may be] may request in order to accomplish the foregoing.

        IN WITNESS WHEREOF, NOW HOLDINGS, Inc. has executed this Note on the date first written above.

                                           NOW HOLDINGS, INC.


                                           By:
                                               --------------------------------

                               NOW HOLDINGS, INC.
                               666 STEAMBOAT ROAD
                              GREENWICH, CT  06830


                               September 22, 1995


USX Corporation
Oilwell, Inc.
600 Grant Street
Pittsburgh, Pennsylvania 15219
Attn:  Mr. Robert M. Stanton

Armco Inc.
National Supply Company, Inc.
301 Grant Street, 15th Floor
One Oxford Centre
Pittsburgh, Pennsylvania  15219-1415
Attn:  Mr. Gary R. Hildreth

Gentlemen:

         Reference is hereby made to that certain Purchase Agreement (the "Purchase Agreement") of even date herewith among Oilwell, Inc., USX Corporation, National Supply Company, Inc., Armco Inc. and NOW Holdings, Inc., all Delaware corporations. Any capitalized term used herein but not defined shall have the meaning given such term in the Purchase Agreement.

         The purpose of this letter is to set forth the following agreements among Sellers, Parents and Buyer:

         1. Sellers, Parents and Buyer (i) acknowledge that the Disclosure Schedule contemplated by Section 3.2 of the Purchase Agreement has not been delivered by Sellers to Buyer concurrently with the execution of the Purchase Agreement and (ii) agree that the Disclosure Schedule shall instead be delivered as provided in this letter;

         2. Sellers Parents and Buyer shall use their best efforts to finalize and agree upon the Disclosure Schedule on or before October 6, 1995; and

         3. Upon the completion of the Disclosure Schedule to the mutual satisfaction of Sellers, Parents and Buyer, each Seller, each Parent and Buyer shall acknowledge such agreement in writing and the Disclosure Schedule shall thereupon be deemed to be

USX Corporation and Armco, Inc.
September 22,1995
Page 2

                 a part of the Purchase Agreement as fully as if same had been delivered by Sellers to Buyer on the date hereof.


         If you are in agreement with the foregoing, please indicate such agreement by executing each of the enclosed counterparts of this letter in the space provided below. This letter may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                           BUYER:

                                           NOW HOLDINGS, INC.

                                           By: /s/ W. MCCOMB DUNWOODY
                                              ----------------------------------
                                                   W. McComb Dunwoody
                                                   President
ACCEPTED and AGREED on this
____ day of _______________, 1995 by:

 SELLERS:                                  PARENTS:

 OILWELL, INC.                             USX CORPORATION


 By: /s/ C. C. GEDEON                      By: /s/ C. C. GEDEON
    -----------------------------------       ----------------------------------
         C. C. Gedeon                              C. C. Gedeon
         President                                 Executive Vice President
                                                   Raw Materials and Business
                                                   Development

 NATIONAL SUPPLY COMPANY, INC.             ARMCO INC.


 By: /s/ GARY R. HILDRETH                  By: /s/ DAVID G. HARMER
    -----------------------------------       ----------------------------------
 Name:   Gary R. Hildreth                  Name:   David G. Harmer
      ---------------------------------          -------------------------------
 Title:  Vice President                    Title:  Corporate Vice President
       --------------------------------          -------------------------------

                               NOW HOLDINGS, INC.
                               666 STEAMBOAT ROAD
                              GREENWICH, CT  06830


                               September 22, 1995


USX Corporation
Oilwell, Inc.
600 Grant Street
Pittsburgh, Pennsylvania 15219
Attn:  Mr. Robert M. Stanton

Armco Inc.
National Supply Company, Inc.
301 Grant Street, 15th Floor
One Oxford Centre
Pittsburgh, Pennsylvania  15219-1415
Attn:  Mr. Gary R. Hildreth

Gentlemen:

         Reference is hereby made to that certain Purchase Agreement (the "Purchase Agreement") of even date herewith among Oilwell, Inc., USX Corporation, National Supply Company, Inc., Armco Inc. and NOW Holdings, Inc., all Delaware corporations. Any capitalized term used herein but not defined shall have the meaning given such term in the Purchase Agreement.

         The purpose of this letter is to set forth the following agreements among Sellers, Parents and Buyer:

         1. Sellers, Parents and Buyer (i) acknowledge that the Disclosure Schedule contemplated by Section 3.2 of the Purchase Agreement has not been delivered by Sellers to Buyer concurrently with the execution of the Purchase Agreement and (ii) agree that the Disclosure Schedule shall instead be delivered as provided in this letter;

         2. Sellers Parents and Buyer shall use their best efforts to finalize and agree upon the Disclosure Schedule on or before October 6, 1995; and

         3. Upon the completion of the Disclosure Schedule to the mutual satisfaction of Sellers, Parents and Buyer, each Seller, each Parent and Buyer shall acknowledge such agreement in writing and the Disclosure Schedule shall thereupon be deemed to be

USX Corporation and Armco, Inc.
September 22, 1995
Page 2

                 a part of the Purchase Agreement as fully as if same had been delivered by Sellers to Buyer on the date hereof.

         If you are in agreement with the foregoing, please indicate such agreement by executing each of the enclosed counterparts of this letter in the space provided below. This letter may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                           BUYER:

                                           NOW HOLDINGS, INC.

                                           By: /s/ W. MCCOMB DUNWOODY
                                              ----------------------------------
                                                   W. McComb Dunwoody
                                                   President
ACCEPTED and AGREED on this
____ day of _______________, 1995 by:

 SELLERS:                                  PARENTS:

 OILWELL, INC.                             USX CORPORATION


 By: /s/ C. C. GEDEON                      By: /s/ C. C. GEDEON
    -----------------------------------       ----------------------------------
         C. C. Gedeon                              C. C. Gedeon
         President                                 Executive Vice President
                                                   Raw Materials and Business
                                                   Development

 NATIONAL SUPPLY COMPANY, INC.             ARMCO INC.


 By: /s/ GARY R. HILDRETH                  By: /s/ DAVID G. HARMER
    -----------------------------------       ----------------------------------
 Name:   Gary R. Hildreth                  Name:   David G. Harmer
      ---------------------------------          -------------------------------
 Title:  Vice President                    Title:  Corporate Vice President
       --------------------------------          -------------------------------

                               NOW HOLDINGS, INC.
                               666 Steamboat Road
                         Greenwich, Connecticut  06830

                               November 30, 1995


Mr. C. C. Gedeon
Executive Vice President
Raw Materials and Diversified
         Businesses
USX Corporation
600 Grant Street
Pittsburgh, PA  15219-2749

Mr. David G. Harmer
Corporate Vice President
         and Chief Financial Officer
Armco, Inc/
One Oxford Centre
301 Grant Street
Pittsburgh, PA  15219

         Re: Purchase Agreement ("Purchase Agreement") dated September 2, 1995 for the Acquisition of National- Oilwell

Gentlemen:

         This letter sets forth agremeents that we have reached with respect to certain matters contained in the Purchase Agreement as follows:

         1. The Disclosure Schedule will not contain any references or disclosures related to wellhead bolts, the Price Waterhouse tax memorandum, the Amerada Hess matter involving personal injury to Bobby DeGaugh, matters relating to a newspaper article referring to employees of the Garland plant, the Phillips matter or the SST Energy matter.

         2. The agreement for distribution of tubular goods referred to in Exhibit A will be for an initial term of two years, automatically renewable for one-year terms thereafter, unless either party notifies the other party prior to one year before the end of the initial term or any renewal term thereafter that it desires to terminate the agreement. In addition, the distribution agreement will be assignable by the Buyer.

         3. The Sellers will not cause or require the Company and the Subsidiaries to obtain the facilities questionnaires set forth in Section 5.16 of the Purchase Agreement. We have received copies of the Environmental Consultant's Report as contemplated by Section 5.15 of the Purchase

Mr. C. C. Gedeon
Mr. David G. Harmer
November 30, 1995
Page 2

Agreement, are satisfied with such reports and desire that no additional environmental studies or work be done.

         4. The only approvals and consents that shall be required to be obtained prior to Closing as conditions to all parties obligations to consummate the transactions set forth in the Purchase Agreement shall be those consents and approvals that Sellers and Parents and Buyers mutually agree shall be required.

         If this letter correctly sets forth our agreement on the matters set forth herein, please execute three copies of this letter in the spaces provided below. One copy should be returned to each of the other two parties; the third copy is for your files.

                                                Very truly yours,

                                                NOW HOLDINGS, INC.

                                                By
                                                   -----------------------------
                                                      W. McComb Dunwoody
                                                      President

ACCEPTED AND AGREED TO:

USX CORPORATION

By
  -----------------------------------
         C. C. Gedeon
         Executive Vice President,
         Raw Materials and Diversified
                 Businesses

ARMCO INC.

By
  -----------------------------------
         David G. Harmer
         Corporate Vice President
                 and Chief Financial Officer

                            [ LETTERHEAD OF ARMCO ]
                                December 4, 1995

W. McComb Dunwoody
President
NOW Holdings, Inc.
666 Steamboat Road
Greenwich, CT  06830

         Re: Amendment No. 1 to Purchase Agreement by and among Oilwell, Inc., National Supply Company, Inc., USX Corporation, Armco Inc. and NOW Holdings, Inc., dated as of September 22, 1995

Dear Mr. Dunwoody:

         This letter will confirm prior discussion and agreement with you and your representatives and when dully signed and acknowledged by the parties, will constitute Amendment No. 1 to the subject Purchase Agreement.

         Accordingly, the subject Purchase Agreement shall be amended in the following particular:

         A. Section 9.1(b) of Article IX, Termination, Amendment and Waiver, shall be revised as follows:

                 (b) at any time after January 17, 1996 by either Sellers or Buyer, if the Closing shall not have occurred for any reason, other than a breach of this Agreement by the terminating party, which shall extend the termination date until such breach is cured.

         Even though the termination date has been extended by this Amendment No. 1 to January 17, 1996, we currently intend for the Closing to take place on January 4, 1996, to be effective as of January 1, 1996.

         If you concur with the above amendment, please so indicate by signing in the space provided below and return one executed copy to Armco Inc./National Supply Company, Inc. and one executed copy to USX Corporation/Oilwell, Inc., the original is for your file.

                                           Very truly yours,

Armco Inc.                                 USX Corporation

By                                         By
  ---------------------------------          -----------------------------------

National Supply Company, Inc.              Oilwell, Inc.

By                                         By
  ---------------------------------          -----------------------------------

ACKNOWLEDGED AND AGREED:
Now Holdings, Inc.


By                                         By
  ---------------------------------          -----------------------------------

                               NOW HOLDINGS, INC.
                               666 STEAMBOAT ROAD
                          GREENWICH, CONNECTICUT 06830

                                January 15, 1996

Mr. C.C. Gedeon
Executive Vice President
Raw Materials and Diversified Businesses
USX Corporation
600 Grant Street
Pittsburgh, Pennsylvania 15219-2749

Mr. David G. Harmer
Corporate Vice President and
    Chief Financial Officer
Armco, Inc.
One Oxford Centre
301 Grant Street
Pittsburgh, Pennsylvania 15219

         Re: Purchase Agreement ("Purchase Agreement") dated September 22, 1995 for the Acquisition of National-Oilwell

Gentlemen:

         This letter sets forth agreements that we have reached with respect to certain matters contained in the Purchase Agreement as follows:

         1. The Purchase Agreement reflects that NOW Holdings, Inc., a Delaware corporation ("Holdings"), is the Buyer. As permitted by Section 11.5 of the Purchase Agreement, Holdings has assigned its rights as Buyer under the Purchase Agreement to National-Oilwell, Inc., a Delaware corporation ("GP"), NATOIL, a Delaware corporation ("LP"), and NOW International, Inc., a Delaware corporation ("International"), and GP, LP and International shall be entitled to all of the rights of Buyer under the Purchase Agreement and shall assume and perform all of Buyer's obligations under the Purchase Agreement. In addition, from and after the closing, the term Buyer shall mean collectively, Holdings, GP, International and the Company and each of Holdings, GP, International, the Company shall be entitled to all of the rights of Buyer under the Purchase Agreement and shall perform all of Buyer's obligations under the Purchase Agreement.

         2. The Purchase Agreement also reflects that Buyer will purchase from Sellers and Sellers shall assign and transfer to Buyer all of the general partnership interest in National-Oilwell, a Delaware general partnership. At the request of Buyer, Sellers have converted National-Oilwell into a Delaware limited partnership under the name of National-Oilwell, L.P. by executing an amendment to the Partnership Agreement of National-Oilwell in the form of Exhibit A attached hereto and by executing and filing with the Delaware Secretary of State a Certificate of Limited Partnership of National-Oilwell, L.P. in the form of Exhibit B attached hereto. At closing, Sellers shall assign and transfer to LP all of their interest as a limited partner in National-Oilwell, L.P. and

Messrs. Gedeon and Harmer
Page 2
January 15, 1996



admit LP as a limited partner of National-Oilwell, L.P., and shall then assign and transfer all of their interest as a general partner in National-Oilwell, L.P. to GP and withdraw as partners from National-Oilwell, L.P. All costs of filing the Certificate of Limited Partnership shall be borne by Buyer. Buyer may, at its sole cost, cause the limited partnership to be qualified to do business in such jurisdictions as the Buyer desires. In the event that the Closing does not occur, for whatever reason, Buyer shall reimburse Sellers all costs reasonably incurred in re-establishing the Company as a Delaware general partnership. The assignments referred to in this paragraph 2 shall be in the form of Exhibits C-1 through C-4 attached hereto.

         3. The Purchase Agreement also reflects that Buyer will purchase from Sellers and Sellers will assign and transfer to Buyer all of the issued and outstanding capital stock of National-Oilwell Pty. Ltd., an Australian corporation ("NOW Australia"), and National-Oilwell Pte. Ltd., a Singapore corporation ("NOW Singapore"). At closing, Sellers shall assign and transfer to International all of the issued and outstanding capital stock of NOW Australia and NOW Singapore.

         4. The form of Subordinated Note attached as Exhibit L to the Purchase Agreement shall be amended to reflect the new structure set forth in this Letter Agreement and the fact that National-Oilwell, L.P. will be the Borrower under the debt financing documents. The form of the new Subordinated
Note is attached hereto as Exhibit D.

         5. Section 3.3 of the Purchase Agreement is amended and restated to read in its entirety as set forth below:

                 "3.3     ORGANIZATION AND QUALIFICATION OF THE COMPANY.  Until
         the conversion of the Company into a limited partnership, the Company was (a) a general partnership duly formed and validly existing under the laws of the State of Delaware and had all requisite power and authority to own, lease and operate its properties and to conduct its business as it was being conducted, and (b) duly qualified or licensed to do business and was in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. No representation is made concerning the conversion of the Company into a limited partnership.

                 The Company has heretofore delivered to Buyer complete and correct copies of the partnership agreement of the Company, as currently in effect."

         6. Section 3.6 of the Purchase Agreement shall be amended by adding the following at the end of the current section:

         "For purposes of this Section 3.6, the parties have assumed that, immediately after the Closing, National-Oilwell, L.P. shall be the same legal entity as the Company on the date hereof."

         7. Sections 3.14(g)(i) and (ii) of the Purchase Agreement are hereby amended and restated in their entirety as follows:

Messrs. Gedeon and Harmer
Page 3
January 15, 1996

                 "(i) involves sales of products of the Company and its Subsidiaries, or purchases by the Company and the Subsidiaries of products and services, in excess of $500,000, (ii) involves future expenditures in excess of $200,000 in any one calendar year, and is not terminable by the Company or the Subsidiary on 30 days' or fewer notice without penalty, or"

         8. The term "Material Contracts" as defined in the Purchase Agreement shall not include maintenance and repair operating supply contracts that are cancellable by the Company on less than 90 days notice.

         9. Exhibit C to the Purchase Agreement, labelled "Allocation of Purchase Price", shall be deleted in its entirety and replaced by a new Exhibit C to the Purchase Agreement in the form attached hereto as Exhibit E.

          10. The closing of the transactions contemplated by the Purchase Agreement shall be effective as of January 1, 1996.

          11. Effective as of the Closing, the Asset Transfer Agreement dated March 31, 1987 between National Supply Company, Inc. and the Company and the Asset Transfer Agreement dated March 31, 1987 between Oilwell, Inc. And the Company shall terminate. All representations, warranties, covenants, indemnifications and other provisions of the Purchase Agreement shall remain in effect and govern the relationship between the parties.

         If this letter correctly sets forth our agreement on the matters set forth herein, please execute three copies of this letter in the spaces provided below. One copy should be returned to each of the other two parties; the third copy is for your files.


                                        Very truly yours,

                                        NOW HOLDINGS, INC.



                                        By: /s/ W. MCCOMB DUNWOODY
                                            ------------------------------------

Messrs. Gedeon and Harmer
Page 4
January 15, 1996


ACCEPTED AND AGREED TO:

USX CORPORATION                         OILWELL, INC.


By: /s/ C. C. GEDEON                    By: /s/ G. F. HURLEY
   --------------------------------        -------------------------------------
        C.C. Gedeon                     Name:   G. F. Hurley
        Executive Vice President             -----------------------------------
        Raw Materials and Diversified   Title:  Vice President & Comptroller
             Businesses                       ----------------------------------

ARMCO INC.                              NATIONAL SUPPLY COMPANY, INC.


By: /s/ DAVID G. HARMER                 By: /s/ GARY R. HILDRETH
   --------------------------------        -------------------------------------
        David G. Harmer                 Name:   Gary R. Hildreth
        Corporate Vice President and        -----------------------------------
            Chief Financial Officer     Title:  Vice President
                                              ----------------------------------